Exhibit 4.1





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                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                                    Seller



                  DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
                                   Servicer



                                      and



                             THE BANK OF NEW YORK
                                    Trustee



                         CARCO Auto Loan Master Trust



             AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT



                         Dated as of December 5, 2001





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
                               Table of Contents

                                                                          Page

                                   ARTICLE I
                                  Definitions

SECTION 1.01.   Definitions...................................................1
SECTION 1.02.   Other Definitional Provisions................................22

                                  ARTICLE II
                           Conveyance of Receivables

SECTION 2.01.   Conveyance of Receivables....................................23
SECTION 2.02.   Acceptance by Trustee........................................24
SECTION 2.03.   Representations and Warranties of the Seller Relating to
                the Seller and the Agreement.................................24
SECTION 2.04.   Representations and Warranties of the Seller Relating to
                the Receivables..............................................27
SECTION 2.05.   Addition of Accounts.........................................29
SECTION 2.06.   Covenants of the Seller......................................31
SECTION 2.07.   Removal of Eligible Accounts.................................33
SECTION 2.08.   Removal of Ineligible Accounts...............................36
SECTION 2.09.   Sale of Ineligible Receivables...............................37

                                  ARTICLE III
                  Administration and Servicing of Receivables

SECTION 3.01.   Acceptance of Appointment and Other Matters
                Relating to the Servicer.....................................37
SECTION 3.02.   Servicing Compensation.......................................39
SECTION 3.03.   Representations, Warranties and Covenants of the Servicer....39
SECTION 3.04.   Reports and Records for the Trustee; Bank Account Statements.42
SECTION 3.05.   Annual Servicer's Certificate................................42
SECTION 3.06.   Annual Independent Public Accountants' Servicing Report......42
SECTION 3.07.   Tax Treatment................................................43
SECTION 3.08.   Notices to DCS...............................................43
SECTION 3.09.   Adjustments..................................................43

                                  ARTICLE IV
  Rights of Certificateholders and Allocation and Application of Collections

SECTION 4.01.   Rights of Certificateholders.................................44
SECTION 4.02.   Establishment of the Collection Account......................44
SECTION 4.03.   Allocations and Applications of Collections and Other Funds..45
SECTION 4.04.   Unallocated Principal Collections............................47



                                      i
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                                   ARTICLE V
                Distributions and Reports to Certificateholders


                                  ARTICLE VI
                               The Certificates

SECTION 6.01.   The Certificates.............................................48
SECTION 6.02.   Authentication of Certificates...............................48
SECTION 6.03.   New Issuances................................................48
SECTION 6.04.   Registration of Transfer and Exchange of Certificates........50
SECTION 6.05.   Mutilated, Destroyed, Lost or Stolen Certificates............52
SECTION 6.06.   Persons Deemed Owners........................................53
SECTION 6.07.   Access to List of Registered Certificateholders' Names
                and Addresses................................................53
SECTION 6.08.   Book-Entry Certificates......................................54
SECTION 6.09.   Notices to Depository........................................54
SECTION 6.10.   Definitive Certificates......................................55
SECTION 6.11.   Global Certificate; Exchange Date............................55
SECTION 6.12.   Meetings of Certificateholders...............................56

                                  ARTICLE VII
                     Other Matters Relating to the Seller

SECTION 7.01.   Liability of the Seller......................................58
SECTION 7.02.   Limitation on Liability of the Seller........................58
SECTION 7.03.   Seller Indemnification of the Trust and the Trustee..........59
SECTION 7.04.   Transfer of Seller's Interest to Designated Affiliate........59

                                 ARTICLE VIII
                    Other Matters Relating to the Servicer

SECTION 8.01.   Liability of the Servicer....................................60
SECTION 8.02.   Merger or Consolidation of, or Assumption, of
                the Obligations of the Servicer..............................60
SECTION 8.03.   Limitation on Liability of the Servicer and Others...........61
SECTION 8.04.   Servicer Indemnification of the Trust and the Trustee........61
SECTION 8.05.   The Servicer Not To Resign...................................61
SECTION 8.06.   Access to Certain Documentation and Information
                Regarding the Receivables....................................62
SECTION 8.07.   Delegation of Duties.........................................62
SECTION 8.08.   Examination of Records.......................................62

                                  ARTICLE IX
                           Early Amortization Events

SECTION 9.01.   Early Amortization Events....................................62
SECTION 9.02.   Additional Rights Upon the Occurrence of Certain Events......64

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                                   ARTICLE X
                               Service Defaults

SECTION 10.01.  Service Defaults.............................................65
SECTION 10.02.  Trustee to Act; Appointment of Successor.....................67

                                  ARTICLE XI
                                  The Trustee

SECTION 11.01.  Duties of Trustee............................................68
SECTION 11.02.  Certain Matters Affecting the Trustee........................70
SECTION 11.03.  Trustee Not Liable for Recitals in Certificates..............71
SECTION 11.04.  Trustee May Own Certificates.................................71
SECTION 11.05.  The Servicer to Pay Trustee's Fees and Expenses..............71
SECTION 11.06.  Eligibility Requirements for Trustee.........................71
SECTION 11.07.  Resignation or Removal of Trustee............................72
SECTION 11.08.  Successor Trustee............................................72
SECTION 11.09.  Merger or Consolidation of Trustee...........................72
SECTION 11.10.  Appointment of Co-trustee or Separate Trustee................73
SECTION 11.11.  Tax Returns..................................................74
SECTION 11.12.  Trustee May Enforce Claims
                Without Possession of Certificates...........................74
SECTION 11.13.  Suits for Enforcement........................................74
SECTION 11.14.  Representations and Warranties of Trustee....................74
SECTION 11.15.  Maintenance of Office or Agency..............................75

                                  ARTICLE XII
                                  Termination

SECTION 12.01.  Termination of Trust.........................................75
SECTION 12.02.  Final Distribution...........................................75
SECTION 12.03.  Seller's Termination Rights..................................76

                                 ARTICLE XIII
                           Miscellaneous Provisions

SECTION 13.01.  Amendment....................................................77
SECTION 13.02.  Protection of Right, Title and Interest to Trust.............78
SECTION 13.03.  Limitation on Rights of Certificateholders...................79
SECTION 13.04.  No Petition..................................................79
SECTION 13.05.  Governing Law................................................80
SECTION 13.06.  Notices......................................................80
SECTION 13.07.  Severability of Provisions...................................80
SECTION 13.08.  Assignment...................................................80
SECTION 13.09.  Certificates Nonassessable and Fully Paid....................80
SECTION 13.10.  Further Assurances...........................................81
SECTION 13.11.  No Waiver; Cumulative Remedies...............................81
SECTION 13.12.  Counterparts.................................................81

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SECTION 13.13.  Third-Party Beneficiaries....................................81
SECTION 13.14.  Actions by Certificateholders................................81
SECTION 13.15.  Rule 144A Information........................................81
SECTION 13.16.  Merger and Integration.......................................81
SECTION 13.17.  Headings.....................................................82

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                                   EXHIBITS

EXHIBIT A       Form of CARCO Certificate
EXHIBIT B       Form of Assignment of Receivables in Additional Accounts
EXHIBIT C       Form of Annual Servicer's Certificate
EXHIBIT D-1     Private Placement Legend
EXHIBIT D-2     ERISA Legend
EXHIBIT E       Form of Depository Agreement
EXHIBIT F-1     Form of Certificate of Foreign Clearing Agency
EXHIBIT F-2     Form of Alternate Certificate to be delivered to
                Foreign Clearing Agency
EXHIBIT F-3     Form of Certificate to be delivered to Foreign Clearing Agency
EXHIBIT G-1     Form of Opinion of Counsel with respect to Amendments
EXHIBIT G-2     Form of Opinion of Counsel with respect to Accounts
EXHIBIT H       Form of Reassignment Agreement
EXHIBIT I       Form of Receivables Purchase Agreement
EXHIBIT J       Form of Subordinated Note of the Seller
EXHIBIT K       Form of Assignment and Assumption Agreement

                                   SCHEDULES

SCHEDULE 1      List of Accounts
SCHEDULE 2      Identification of the Collection Account

                         AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
               dated as of December 5, 2001, among DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a Delaware limited liability company, as Seller (as transferee from U.S. Auto Receivables Company, which itself was the transferee from Chrysler Auto Receivables Company), DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company, as Servicer (as successor to Chrysler Financial Company, L.L.C., which itself was the successor to Chrysler Financial Corporation, which itself was the successor to Chrysler Credit Corporation), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (as successor Trustee to Manufacturers and Traders Trust Company).

          WHEREAS, Chrysler Auto Receivables Company, a Delaware corporation (in respect of which DaimlerChrysler Wholesale Receivables LLC is the ultimate transferee hereunder), entered into a pooling and servicing agreement, as seller, dated as of May 31, 1991 (the "Original Pooling and Servicing Agreement") with Chrysler Credit Corporation, a Delaware corporation (in respect of which DaimlerChrysler Services North America LLC is the ultimate successor), as servicer, and Manufacturers and Traders Trust Company, a New York banking corporation (predecessor Trustee to The Bank of New York), as trustee.

          WHEREAS, the parties hereto and their predecessor parties have previously entered into five amendments to the Original Pooling and Servicing Agreement, which are dated as of the following dates:

          First Amendment  August 6, 1992

          Second Amendment September 21, 1993

          Third Amendment  October 23, 1998

          Amendment No. 3  November 1, 1997

          Fourth Amendment May 21, 2000

          WHEREAS, the parties hereto desire to reflect the current parties to the Original Agreement, to adopt certain additional amendments to the Original Pooling and Servicing Agreement and to amend and restate the Original Pooling and Servicing Agreement in its entirety.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          "Account" shall mean each Initial Account and, from and after the related Addition Date, each Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Seller or the Servicer in accordance with the terms of this Agreement.

          "Addition Date" shall mean, with respect to Additional Accounts, the date from and after which such Additional Accounts are to be included as Accounts pursuant to Section 2.05(c).

          "Addition Notice" shall have the meaning specified in Section
2.05(c).

          "Additional Accounts" shall mean each individual wholesale financing account established by DCS with a Dealer pursuant to a Floorplan Financing Agreement, which account is designated pursuant to Section 2.05(a) or (b) to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Trustee by the Seller pursuant to Section
2.01 and 2.05(d).

          "Additional Cut-Off Date" shall mean, with respect to Additional Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.05(c).

          "Adjustment Payment" shall have the meaning specified in Section
3.09.

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise: and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" shall mean, with respect to any Series, the Person so designated in the related Supplement.

          "Agreement" shall mean this Amended and Restated Pooling and Servicing Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

          "Applicants" shall have the meaning specified in Section 6.07.

          "Appointment Date" shall have the meaning specified in Section 9.02.

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          "Assignment" shall have the meaning specified in Section 2.05(d).

          "Assignment and Assumption Agreement" shall mean an agreement among the Seller, the Designated Affiliate and the Trustee substantially in the form of Exhibit K.

          "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in New York City customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Automatic Additional Accounts" shall have the meaning specified in
Section 2.05(f).

          "Automatic Removal Date" shall have the meaning specified in Section 2.07(f).

          "Automatic Removed Accounts" shall have the meaning specified in
Section 2.07(g).

          "Available Subordinated Amount" shall mean, with respect to any Series at any time of determination, an amount equal to the available subordinated amount specified in the related Supplement at such time.

          "Bearer Certificates" shall have the meaning specified in Section
6.01.

          "Beneficiary" shall mean any of the holders of the Investor Certificates and any Enhancement Provider.

          "Benefit Plan" shall have the meaning specified in Section 6.04(c).

          "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Depository as described in Section 6.08.

          "Business Day" shall mean any day other than (a) a Saturday or a Sunday or (b) another day on which banking institutions or trust companies in the State of New York generally or New York City are authorized or obligated by law, executive order or governmental decree to be closed.

          "CARCO" shall mean Chrysler Auto Receivables Company, a Delaware corporation, and its successors in interest to the extent permitted hereunder.

          "CARCO Certificate" shall mean the certificate executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

          "Cash Management Accounts" shall mean the deposit accounts maintained by DCS for the benefit of the Dealers; provided, however, that any amounts held by DCS with respect to Installment Balances shall not be deemed to be amounts on deposit in Cash Management Accounts.

          "CCC" shall mean Chrysler Credit Corporation, a Delaware corporation, and its successors in interest. As of the date of this Agreement, DCS is the successor in interest to Chrysler Credit Corporation.

          "Certificate" shall mean any of the Investor Certificates or the Seller's Certificates.

          "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the person who is the beneficial owner of a Book-Entry Certificate.

          "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

          "Certificate Register" shall have the meaning specified in Section
6.04.

          "Certificateholder" or "Holder" shall mean an Investor
Certificateholder or a Person in whose name any one of the Seller's Certificates is registered.

          "Certificateholders' Interest" shall have the meaning specified in
Section 4.01.

          "CFC" shall mean Chrysler Financial Company L.L.C., a Michigan limited liability company, and its successors in interest. As of the date of this Agreement, DCS is the successor in interest to CFC.

          "CFC Corp." shall mean Chrysler Financial Corporation, a Michigan corporation, and its successor in interest. As of the date of this Agreement, DCS is the indirect successor in interest to CFC Corp.

          "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

          "Clearstream" shall mean Clearstream, Luxembourg, an entity incorporated under the laws of Luxembourg as a professional depository, and its successors in interest.

          "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

          "Collateral Security" shall mean, with respect to any Receivable, all collateral security granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle, certain parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of any Receivable.

          "Collection Account" shall have the meaning specified in Section
4.02.

          "Collection Period" shall mean, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Collections" shall mean, without duplication, all payments by or on behalf of Dealers received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment, including amounts paid by Dealers for deposit to such Dealers' cash management account and such Dealer's wholesale deposit account as provided in such Dealers' Floorplan Financing Agreements. Collections of Non-Principal Receivables shall include all Recoveries.

          "Common Depositary" shall mean the Person specified in the applicable Supplement, in its capacity as common depositary for the respective accounts of any Foreign Clearing Agencies.

          "Corporate Trust Office" shall mean the principal office of the Trustee in the Borough of Manhattan, City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 5 Penn Plaza, Floor 16, New York, New York 10001.

          "Coupon" shall have the meaning specified in Section 6.01.

          "Cut-Off Date" shall mean May 31, 1991.

          "DaimlerChrysler" shall mean DaimlerChrysler Corporation, a Delaware corporation, and its successors in interest. As of the date of this Agreement, DaimlerChrysler is the successor in interest to Chrysler Corporation. References to DaimlerChrysler include its predecessor Chrysler Corporation.

          "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

          "DCS" shall mean DaimlerChrysler Services North America LLC, a Michigan limited liability company, and its successors in interest. DCS is the successor by merger to Chrysler Financial Company L.L.C., a Michigan limited liability company, which itself is the successor by merger to Chrysler Financial Corporation, a Michigan corporation. CCC was merged into Chrysler Financial Corporation. References in this Agreement to DCS will include, as appropriate, references to Chrysler Financial Company L.L.C., Chrysler Corporation or CCC. By way of example and not limitation of the preceding sentence, the phrase "an account originated by DCS" will, unless otherwise expressly specified, include an account originated by CCC, Chrysler Financial Corporation or Chrysler Financial Company L.L.C., as appropriate.

          "DCWR" shall mean DaimlerChrysler Wholesale Receivables LLC, a Delaware limited liability company, which is the transferee hereunder from U.S. Auto Receivables Company, and its successors in interest.

          "Dealer" shall mean a Person engaged generally in the business of purchasing Vehicles from a manufacturer thereof and holding such Vehicles for sale or lease in the ordinary course of business.

          "Dealer Overconcentration" on any Determination Date shall mean, with respect to any Dealer or group of affiliated Dealers, the excess of (a) the aggregate of all amounts of Principal Receivables due from such Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding such Determination Date over (b) 2% of the Pool Balance on the last day of such immediately preceding Collection Period.

          "Dealer Trouble Status" shall mean, with respect to an Account, that any of the following circumstances apply to such Account: (i) the related Dealer has failed to remit any principal or interest due on a Receivable in such Account when due; (ii) the Servicer has been notified of any liens, levies or attachments on the related Collateral Security or (iii) the related Dealer has experienced a general deterioration of its financial condition as determined by the Servicer.

          "Defaulted Amount" on any Determination Date shall mean an amount (which shall not be less than zero) equal to (a) the sum for all the Accounts of the amount of Principal Receivables which became Defaulted Receivables during the immediately preceding Collection Period minus (b) the sum of (i) the full amount of any such Defaulted Receivables which are subject to reassignment or assignment to the Seller or the Servicer in accordance with the terms of this Agreement and (ii) the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this clause
(b) for such Determination Date over the amount determined pursuant to clause
(a) for such Determination Date; provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amounts of such Defaulted Receivables which are subject to reassignment to the Seller shall not be added to the sum so subtracted and, if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer shall not be added to the sum so subtracted.

          "Defaulted Receivables" on any Determination Date shall mean (a) all Receivables in an Account which are charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties and (b) all Receivables which were Eligible Receivables when transferred to the Trust on the initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which remained outstanding for any six consecutive Determination Dates (inclusive of the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

          "Definitive Certificates" shall have the meaning specified in
Section 6.10.

          "Definitive Euro-Certificates" shall have the meaning specified in
Section 6.11.

          "Deposit Date" shall mean each day on which the Servicer deposits Collections in the Collection Account pursuant to Section 4.03 hereof.

          "Depository" shall mean The Depository Trust Company, as initial Depository, the nominee of which is CEDE & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

          "Depository Agreement" shall mean, with respect to any Series or Class, the agreement among the Seller, the Trustee and the initial Depository, dated as of the related Closing Date substantially in the form of Exhibit E.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Account" shall have the meaning specified in Section 2.07(b).

          "Designated Affiliate" shall mean a corporation or limited liability company which is (a) a direct or indirect wholly-owned subsidiary of DCS, (b) which is a corporation or limited liability company, and (c) which is formed for limited purposes which shall be substantially the same purposes for which CARCO is formed.

          "Designated Affiliate Transfer" shall have the meaning specified in
Section 7.04(a).

          "Designated Balance" shall have the meaning specified in Section 2.07(b).

          "Designated Receivables" shall have the meaning specified in Section 2.07(c).

          "Determination Date" with respect to any Distribution Date shall mean the day that is two Business Days prior to such Distribution Date.

          "Distribution Date" shall mean the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

          "Distribution Date Statement" shall mean, with respect to any Series, a report prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Supplement.

          "DTS Account" shall have the meaning specified in Section 2.07(e).

          "DTS Designated Balance" shall have the meaning specified in Section 2.07(e).

          "DTS Removal Commencement Date" shall have the meaning specified in
Section 2.07(e).

          "DTS Removal Date" shall have the meaning specified in Section
2.07(e).

          "Due Date" shall mean the close of business on the last Business Day of each month.

          "Early Amortization Event" shall have the meaning specified in
Section 9.01 and, with respect to any Series, shall also mean any Early Amortization Event specified in the related Supplement.

          "Early Amortization Period" shall mean, with respect to any Series, the period beginning at the close of business on the Business Day immediately preceding the day on which the Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series, (b) the Termination Date with respect to such Series and (c) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Section 9.01(a), the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist pursuant to Section 9.01(a), so long as no other Early Amortization Event with respect to such Series shall have occurred and the scheduled termination of the Revolving Period with respect to such Series shall not have occurred.

          "Eligible Account" shall mean each individual wholesale financing account established by DCS, directly or as successor to CFC, CFC Corp. or CCC, with a Dealer pursuant to a Floorplan Financing Agreement in the ordinary course of business, which, as of the date of determination with respect thereto: (a) is in favor of a Dealer which is an Eligible Dealer, (b) is in existence and maintained and serviced by DCS and (c) is an Account in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

          "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "Eligible Dealer" shall mean a Dealer, as of the date of determination thereof, (a) which is located in the United States of America (including its territories and possessions), (b) which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation, (c) in which DaimlerChrysler or any Affiliate thereof does not have an equity investment and (d) which is not in "dealer trouble status" as determined by the Servicer under the Floorplan Financing Guidelines.

          "Eligible Institution" shall mean (a) the corporate trust department of the Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of A2 or better by Moody's and of AAA or better by Standard & Poor's or (B) a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee may be considered an Eligible Institution for the purposes of clause (b) this definition.

          "Eligible Investments" shall mean, unless otherwise provided in the related Supplement, (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form (x) which have original or remaining maturities no later than the Distribution Date related to the Collection Period in which the Servicer received funds from which such investment was made (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's ratings of on outstanding Series of Certificates then rated by
it) and (y) which evidence:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

          (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

          (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

          (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) or a counterparty whose credit rating from each Rating Agency is in the highest rating category;

          (vii) repurchase obligations with respect to any security or whole loan entered into with (i) a depository institution or trust company (acting as principal) described in clause (ii) above (except that the rating referred to in the proviso in such clause (ii) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "Financial Institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, as amended (a "Broker/Dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Broker/Dealer"), (iii) an unrated Broker/Dealer (an "Unrated Broker/Dealer"), acting as principal, that is a wholly owned subsidiary of a nonbank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by

     Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

               (A) the aggregate amount of funds invested in repurchase obligations of a Financial Institution, a Rated Broker/Dealer, an Unrated Broker/Dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of the Investor Certificates (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-l+ (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

               (B) in the case of any Account (other than the Collection Account and any Yield Supplement Account), the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the Financial Institution, Rated Broker/Dealer, Unrated Broker/Dealer or Guaranteed Counterparty (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

               (C) the repurchase obligation must mature within 30 days of the date on which the Trustee enters into such repurchase obligation;

               (D) the repurchase obligation shall not be subordinated to any other obligation of the related Financial Institution, Rated Broker/Dealer, Unrated Broker/Dealer or Guaranteed Counterparty;

               (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee;

               (F) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;

               (G) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                    (i) the Trustee shall have received an opinion of counsel
               (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                    (ii) the Trustee shall have received (x) an incumbency
               certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                    (iii) the only conditions to the obligation of such Rated
               Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Trustee shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                    (iv) the guarantee of the Rated Holding Company shall be
               irrevocable with respect to such repurchase obligation and shall not be subordinate to other obligations of the Rated Holding Company; and

                    (v) each of Standard & Poor's and Moody's has confirmed in writing to the Trustee that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the Trust's investment in such repurchase obligation, taking into account the issuance of such guarantee, will not result in the downgrade or withdrawal of the ratings assigned to the Investor Certificates; and

               (H) the repurchase obligations shall require that the repurchase obligation be over-collateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

          (viii) repurchase obligations with respect to direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or an agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, where the counterparty for such repurchase obligations has a credit rating from each of the Rating Agencies in the highest short-term rating category;

          (ix) master notes issued by a corporate issuer whose credit rating from each Rating Agency is in its highest short-term rating category; and

          (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time; provided that each Rating Agency shall have notified the Seller, the Servicer and the Trustee that the Trust's investment therein will not result in a reduction or withdrawal of the rating of any outstanding class or Series with respect to which it is a Rating Agency.

          "Eligible Receivable" shall mean each Receivable:

          (a) which was originated or acquired by DCS, directly or as successor to CFC, CFC Corp. or CCC, in the ordinary course of business;

          (b) which arose under an Eligible Account and is payable in United States dollars;

          (c) which is owned by DCS, CFC, CFC Corp. or CCC at the time of sale by that entity to the Seller;

          (d) which represents the obligation of a Dealer to repay an advance made to such Dealer to finance the acquisition of Vehicles;

          (e) which at the time of creation and at the time of transfer to the Trust is secured by, inter alia, a first priority perfected security interest in the Vehicle relating thereto;

          (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Floorplan Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto;

          (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by DaimlerChrysler, CCC, CFC Corp., CFC, DCS or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery and performance by CCC, CFC Corp., CFC or DCS of the Floorplan Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than Liens permitted by this Agreement;

          (i) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein (including any proceeds thereof);

          (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

          (l) as to which, at the time of transfer of such Receivable to the Trust, DaimlerChrysler, CCC, CFC Corp., CFC, DCS, and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

          (m) as to which, at the time of transfer of such Receivable to the Trust, neither DaimlerChrysler, CCC, CFC Corp. CFC, DCS nor the Seller has taken nor failed to take any action which would impair the rights of the Trust or the Certificateholders therein;

          (n) which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan; and

          (o) with respect to which the representations set forth in Sections 2.04(a)(i) and (ii) were correct as of the Transfer Date with respect thereto.

          "Eligible Servicer" shall mean the Trustee or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) in the sole determination of the Trustee, which determination shall be conclusive and binding, has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

          "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Seller's Interest to any Series or Class shall be deemed to be an Enhancement.

          "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

          "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any holders of the Seller's Certificates) the Certificates of which are subordinated to any Series or Class.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Euroclear Operator" shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successor in interest.

          "Exchange Date" shall mean any date that is after the Series Issuance Date, in the case of Definitive Euro Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.11), in the case of Definitive Euro Certificates in bearer form.

          "Excluded Series" shall mean any Series designated as such in the relevant Supplement.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor entity thereto.

          "Final Maturity Date" shall have the meaning specified in Section
12.01.

          "Fleet Receivables" shall mean all amounts shown in special accounts on the Servicer's records as amounts payable by any Dealer designated by DCS as a "fleet dealer" in respect of advances made by DCS to such Dealer or advances made by DaimlerChrysler to such Dealer and purchased by DCS, in each case to finance the acquisition of Vehicles in lots of five or more.

          "Floorplan Financing Agreement" shall mean, collectively, the group of related agreements between and among DCS, the Dealer with respect thereto and, in the case of new Vehicles, a Vehicle manufacturer, pursuant to which
(a) DCS agrees to extend credit to such Dealer to finance the acquisition of used Vehicles and new Vehicles manufactured by such manufacturer, (b) such Dealer grants to DCS a security interest in the specific Vehicles financed by DCS, certain other Vehicles, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by DCS on demand but in any event such Dealer agrees to repay not less than 90% of each such advance upon the sale of the Vehicle to which such advance relates and the remaining balance of such advance not later than the tenth day of the second calendar month following the month in which such sale occurs, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more demand promissory notes of such Dealer.

          "Floorplan Financing Guidelines" shall mean DCS's written policies and procedures, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to DCS's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

          "Foreign Clearing Agency" shall mean Clearstream and the Euroclear Operator.

          "Global Certificate" shall have the meaning specified in Section
6.11.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Incremental Default Amount" on any Determination Date shall mean
(a) the sum of (i) all the Ineligible Receivables which became Defaulted Receivables during the immediately preceding Collection Period, (ii) the overconcentration Default Amount on such Determination Date and (iii) the Installment Balance Default Amount on such Determination Date minus (b) the full amount of any such Defaulted Receivables which are subject to a reassignment or assignment to the Seller or the Servicer in accordance with the terms of this Agreement (but not less than zero); provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller shall not be so subtracted and, if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer shall not be so subtracted; provided further that the Incremental Default Amount for any Determination Date shall not exceed the sum of the Overconcentration Amount, the Installment Balance Amount and the Ineligible Amount, in each case, on such Determination Date.

          "Ineligible Account" shall mean an Account that at the time of determination is not an Eligible Account.

          "Ineligible Amount" on any Determination Date shall mean the amount of Ineligible Receivables included in the Trust on such Determination Date pursuant to Section 2.09.

          "Ineligible Receivable" shall mean any Receivable that arises in an Eligible Account, was not an Eligible Receivable at the time of its transfer to the Trust and was transferred to the Trust in accordance with Section 2.09.

          "Initial Account" shall mean each individual wholesale financing account established by CCC with a Dealer pursuant to a Floorplan Financing Agreement which is identified in the computer file or microfiche or written list delivered to the Trustee on the first Closing Date by the Seller pursuant to Section 2.01.

          "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Supplement.

          "Insolvency Event" shall mean any event specified in Section 9.01(b) or 9.01(c).

          "Insolvency Proceeds" shall have the meaning specified in Section
9.02.

          "Installment Balance" with respect to any Dealer shall mean the balance outstanding after the initial payment by such Dealer on any Receivable and not immediately required to be remitted pursuant to the related Floorplan Financing Agreement and Floorplan Financing Guidelines following the date of sale of the related Vehicle.

          "Installment Balance Amount" shall mean, on any Determination Date, the aggregate amount of Installment Balances on such Determination Date in respect of which DCS has not received an offsetting payment from the related Dealers.

          "Installment Balance Default Amount" on any Determination Date shall mean the sum for all Installment Balances during the immediately preceding Collection Period of the amount of Principal Receivables contained in such Installment Balances which became Defaulted Receivables during such Collection Period.

          "Insurance Proceeds" with respect to an Account shall mean any amounts received by the Servicer pursuant to any policy of insurance which is required to be paid to DCS pursuant to a Floorplan Financing Agreement.

          "Interest Collections" shall mean Collections of interest and other nonprincipal charges (including insurance service fees, handling fees, Recoveries and Insurance Proceeds).

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

          "Investor Certificates" shall mean any one of the certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Seller's Certificates.

          "Investors' Servicing Fee" shall mean the portion of the Servicing Fee allocable to the Investor Certificateholders pursuant to the terms of the Supplements.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

          "Manager" shall mean the lead manager, manager or co-manager or person performing a similar function with respect to an offering of Definitive Euro-Certificates.

          "Miscellaneous Payments" shall mean, with respect to any Collection Period, the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection

Account on the related Distribution Date and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments pursuant to
Section 4.04 on such Distribution Date.

          "Monthly Servicing Fee" shall mean, with respect to any Series, the amount specified therefor in the related Supplement.

          "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

          "Non-Principal Receivables" with respect to any Account shall mean all amounts billed to the related Dealer in respect of interest and all other non-principal charges, including insurance service fees and handling fees.

          "Notice Date" shall have the meaning specified in Section 2.05(c).

          "Officers' Certificate" with respect to any corporation shall mean, unless otherwise specified in this Agreement, a certificate signed by (a) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and (b) a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel of the Seller or DCS and who shall be reasonably acceptable to the Trustee.

          "Overconcentration Amount" on any Determination Date shall mean the sum of the Dealer Overconcentrations on such Determination Date.

          "Overconcentration Default Amount" on any Determination Date shall mean, with respect to each Dealer or group of affiliated Dealers with respect to which there existed a Dealer Overconcentration during the immediately preceding Collection Period, the lesser of (a) the aggregate amount of Receivables in the Accounts of such Dealers which became Defaulted Receivables during such Collection Period and (b) the aggregate amount of such Dealer Overconcentrations on such Determination Date.

          "Partial Account" shall mean any Account pursuant to which any Purchased Receivables have arisen.

          "Permitted Transaction" shall have the meaning specified in Section 2.06(f).

          "Person" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Pool Balance" shall mean, as of the time of determination thereof, the aggregate of Principal Receivables in the Trust at such time.

          "Prime Rate" shall mean the rate designated as the "prime rate" from time to time by certain financial institutions selected by DCS.

          "Principal Collections" shall mean Collections of principal under the Receivables.

          "Principal Receivables" with respect to an Account shall mean amounts shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer. Notwithstanding anything to the contrary in this Agreement, (i) Purchased Receivables and Fleet Receivables shall not be deemed to be Principal Receivables for the purposes of this Agreement and (ii) the amount of Principal Receivables on any date of determination for all purposes of this Agreement shall be deemed to be the actual amount thereof at such time minus the aggregate amount on deposit at such time in the Cash Management Accounts maintained for the benefit of the related Dealers.

          "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Monthly Servicing Fee and the Investors' Servicing Fee; (h) the issuer and terms of any form of Enhancement with respect thereto; (i) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Seller or remarketed to other investors; (j) the Termination Date; (k) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class: (1) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (m) whether the Investor certificates of such Series may be issued in bearer form and any limitations imposed thereon;
(n) the priority of such series with respect to any other Series; (o) whether such Series will be part of a group; and (p) any other terms of such Series.

          "Purchased Receivables" shall mean, with respect to an Initial Account or Additional Account, the principal amounts shown on the Servicer's records as amounts payable by the related Dealer (and interest accrued thereon), from time to time in respect of advances made by DCS to such Dealer prior to the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, or advances made by DaimlerChrysler to such Dealer and purchased by DCS prior to the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, in each case to finance the acquisition of Vehicles by such Dealer, in which an interest has been sold, transferred, assigned or otherwise conveyed by DCS prior to the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, to any Person other than DCS, CARCO or the Trust.

          "Purchased Receivables Owners" shall mean any Person that has acquired an interest in any Purchased Receivable other than DCS.

          "Purchase Price" shall mean, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.03, (a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase plus (b) interest accrued from the end of the last Collection Period in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate of the Prime Rate plus 1.00%, based on the actual number of days elapsed over a year of 360 days.

          "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Seller to rate the Investor Certificates of such Series or Class.

          "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

          "Reassignment" shall have the meaning specified in Section 2.07(c).

          "Receivables" shall mean, with respect to an Account, all amounts shown on the Servicer's records as amounts payable by the related Dealer, from time to time in respect of advances made by DCS (directly or as successor to CCC, CFC Corp. or CFC) to such Dealer or advances made by DaimlerChrysler to such Dealer and purchased by DCS (directly or as successor to CCC, CFC Corp. or CFC), in each case to finance the acquisition of Vehicles by such Dealer, together with the group of writings evidencing such amounts and the security interest created in connection therewith. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which DCS is unable to transfer to the Seller pursuant to the Receivables Purchase Agreement or which the Seller is, unable to transfer to the Trust as provided in Section 2.06(b) and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables. Notwithstanding anything to the contrary in this Agreement, Purchased Receivables and Fleet Receivables shall not be deemed to be Receivables for the purposes of this Agreement.

          "Receivables Purchase Agreement" shall mean the agreement between CCC (now succeeded by DCS) and the Seller, in substantially the form attached hereto as Exhibit I, dated as of the date, hereof, governing the terms and conditions upon which the Seller is acquiring the initial Receivables transferred to the Trust on the Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

          "Record Date" shall mean, with respect to any Distribution Date, the close of business on the day preceding such Distribution Date.

          "Recoveries" on any Determination Date shall mean all amounts received, including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

          "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

          "Registered Certificates" shall have the meaning specified in
Section 6.01.

          "Related Documents" shall mean, collectively, the Receivables Purchase Agreement, the Subordinated Note and, with respect to any Series, any applicable Enhancement Agreement.

          "Removal and Repurchase Date" shall have the meaning specified in
Section 2.07(c).

          "Removal and Repurchase Notice Date" shall have the meaning specified in Section 2.07(c).

          "Removal Commencement Date" shall have the meaning specified in
Section 2.07(b).

          "Removal Date" shall have the meaning specified in Section 2.07(b).

          "Removal Notice" shall have the meaning specified in Section
2.07(b).

          "Removed Account" shall have the meaning specified in Section
2.07(c).

          "Repurchased Receivables Purchase Price" shall have the meaning specified in Section 2.07(c).

          "Required Participation Amount" shall mean, at any time of determination, an amount equal to (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated in the relevant Supplement as being an Excluded Series until the Invested Amount of the Series relating to such Excluded Series is reduced to $0) obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

          "Required Participation Percentage" shall mean, with respect to any Series, the percentage specified therefor in the related Supplement.

          "Requirements of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws and the Federal Truth in Lending Act).

          "Responsible Officer" shall mean the Chairman or any Vice Chairman of the Board of Directors or Trustees of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Trustee, the President, any Executive Vice President, Senior Vice President, Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Seller" shall mean DCWR and its successors in interest to the extent permitted hereunder. References to the Seller includes references to CARCO and U.S. Auto Receivables Company, as appropriate. DCWR succeeded to the rights of the Seller by way of assignments from CARCO to U.S. Auto Receivables and then from U.S. Auto Receivables Company to DCWR.

          "Seller's Certificates" shall mean, collectively, the CARCO Certificate and any outstanding Supplemental Certificates.

          "Seller's Interest" shall have the meaning specified in Section
4.01.

          "Seller's Participation Amount" shall mean, at any time of determination, an amount equal to the Pool Balance at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

          "Series" shall mean any series of Investor Certificates.

          "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders of any Series or class, as specified in any Supplement.

          "Series Adjusted Invested Amount" shall mean, with respect to any outstanding series and for any Collection Period, the sum of (a) the Initial Invested Amount of the Investor Certificates of such Series on the Determination Date occurring in such Collection Period (after giving effect to any changes therein to be made on the following Distribution Date pursuant to the applicable Supplement) after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs for such Series as of the last day of the immediately preceding Collection Period over the aggregate reimbursement of such investor charge-offs as of such last day, and (b) the Available Subordinated Amount, if any, with respect to such Series, on the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date pursuant to the applicable Supplement) (or the initial Available Subordinated Amount with respect to any Collection Period occurring prior to the first Determination Date following the related Series Issuance Date).

          "Series Allocable Defaulted Amount" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Collection Period.

          "Series Allocable Non-Principal Collections" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Collections of Non-Principal Receivables deposited in the Collection Account for such Collection Period.

          "Series Allocable Principal Collections" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables deposited in the Collection Account for such Collection Period.

          "Series Allocable Miscellaneous Payments" shall mean, with respect to any Series and for any Collection Period, the product of the Series Allocation Percentage and the amount of Miscellaneous Payments for such Collection Period.

          "Series Allocation Percentage" shall mean, with respect to any Series and for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount for such Collection Period and the denominator of which is the Trust Adjusted Invested Amount for such Collection Period.

          "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

          "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

          "Service Default" shall have the meaning specified in Section 10.01.

          "Service Transfer" shall have the meaning specified in Section
10.01.

          "Servicer" shall initially mean DCS, in its capacity as Servicer under this Agreement, and after any Service Transfer, the Successor Servicer.

          "Servicing Fee" shall have the meaning specified in Section 3.02.

          "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer as such list may from time to time be amended.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Services or its successor.

          "Subordinated Note" shall mean the subordinated note of the Seller the form of which is attached hereto as Exhibit J.

          "Successor Servicer" shall have the meaning specified in Section 10.02(a).

          "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

          "Supplemental Certificate" shall have the meaning specified in
Section 6.03.

          "Tax Opinion" shall mean, with respect to any action, an opinion of Counsel to the effect that, for Federal income and Michigan state income and single business tax purposes, (a) other than in the case of a Designated Affiliate Transfer, such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt of DCWR (or, in the case of Section 7.04(b)(iv), following a Designated Affiliate Transfer, the Investor Certificates of all outstanding Series will be characterized as debt of the Designated Affiliate), (b) such action will not cause or constitute a taxable event with respect to any Investor Certificateholders or the Trust and (c) in the case of Section 6.03(b), the Investor certificates of the new Series will be characterized as debt of DCWR.

          "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

          "Termination Notice" shall have the meaning specified in Section
10.01.

          "Termination Proceeds" shall have the meaning specified in section 12.02(c).

          "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.04.

          "Transfer Date" shall have the meaning specified in Section 2.01.

          "Transfer Deposit Amount" shall mean, with respect to any Receivable reassigned or assigned to the Seller or the Servicer, as applicable, pursuant to Section 2.04 (c) or Section 3.03, the amounts specified in such Sections.

          "Trust" shall mean the CARCO Auto Loan Master Trust continued by this Agreement, the corpus of which shall consist of the Trust Assets.

          "Trust Adjusted Invested Amount" shall mean, at any time of determination, the sum of the Series Adjusted Invested Amounts for all outstanding Series at such time.

          "Trust Assets" shall have the meaning specified in Section 2.01.

          "Trust Available Subordinated Amount" shall mean, at any time of determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

          "Trustee" shall mean The Bank of New York, or its successor in interest, or any successor trustee appointed as herein provided. The Bank of New York is the successor Trustee hereunder to Manufacturers and Traders Trust Company.

          "Trust Incremental Subordinated Amount" on any Determination Date shall mean the excess, if any, of (a) the sum of the Overconcentration Amount, the Installment Balance Amount and the Ineligible Amount, in each case, on such Determination Date over (b) the Incremental Default Amount for such Determination Date.

          "Trust Termination Date" shall have the meaning specified in Section 12.01.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          "Used Vehicle" shall mean any Vehicle held for sale by a Dealer that is determined to be a "used" Vehicle in accordance with the Servicer's standard wholesale servicing practices.

          "Vehicle" shall mean an automobile or light-duty truck.

          "Vice President" when used with respect to the Seller, Servicer and DCS shall mean any vice president whether or not designated by a number or word or words added before or after the title "vice president".

          SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof. Such property, together with all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and the Collateral Security with respect to the Receivables shall collectively constitute the assets of the Trust (the "Trust Assets"). The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Servicer, DCS, the Seller, DaimlerChrysler or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          In connection with such sales, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-102 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

          In connection with such sales, the Seller further agrees, at its own expense, on or prior to the first Closing Date, in the case of the Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removed Accounts,
(a) to indicate in its computer files and to cause CCC and CFC to indicate in their computer files as required by the Receivables Purchase Agreement, that the Receivables Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                  ARTICLE II

                           Conveyance of Receivables

          SECTION 2.01. Conveyance of Receivables. By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries on the first Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, (a) all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof and (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement. As of each Business Day prior to the earlier of (i) the occurrence of an Early Amortization Event specified in Section 9.01(b), (c), (d) or (e) and (ii) the Trust Termination Date, on which Receivables are created in the Accounts (a "Transfer Date"), the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all of its right, title and interest into and under the Receivables in each Account (other than any Receivables created in any Designated Account from and after the applicable Removal Commencement Date) and all Collateral Security with respect thereto owned by the Seller at the close of business on such Transfer Date and not theretofore conveyed to the Trust, all created in connection with the

Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Seller in accordance with the Receivables Purchase Agreement and sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries and (b) to deliver to the Trustee (or cause DCS to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number, (ii) the aggregate amount of Receivables outstanding in such Account and (iii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.

          SECTION 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Certificateholders and the other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Trustee the computer file or microfiche or written list relating to the Initial Accounts described in the last paragraph of Section 2.01.

          (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          SECTION 2.03. Representations and Warranties of the Seller Relating to the Seller and the Agreement. The Seller hereby represents and warrants to the Trust as of each Closing Date that:

          (a) Organization and Good Standing. The Seller is a limited liability company duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee pursuant hereto the Certificates.

          (b) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c) Due Authorization. The execution and delivery of this Agreement and the applicable Supplement and the Related Documents and the execution and delivery to the

     Trustee of the Certificates by the Seller and the consummation of the transactions provided for or contemplated by this Agreement and the applicable Supplement and the Related Documents, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

          (d) No Conflict. The execution and delivery of this Agreement, the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e) No Violation. The execution and delivery of this Agreement, the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the Seller.

          (f) No Proceedings. There are no proceedings or, to the best knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, the applicable Supplement, any of the Related Documents or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement or the Related Documents,
     (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement and the applicable Supplement or the Related Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement, the Related Documents or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems.

          (g) All Consents Required. All appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement, the applicable Supplement and any of the Related Documents, and the fulfillment of the terms hereof and thereof, have been obtained.

          (h) Enforceability. This Agreement and the applicable Supplement and the Related Documents each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i) Record of Accounts. As of the first Closing Date, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Commencement Date, in the case of Designated Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Commencement Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Commencement Date, as the case may be.

          (j) Valid Transfer. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and all of the Seller's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of Michigan and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, subject to the rights of the Purchased Receivables Owners in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts), except for Liens permitted under
     Section 2.07(a). Except as otherwise provided in this Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets.

          The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer, any Agent or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

          In the event of any breach of any of the representations and warranties set forth in this Section 2.03 having a material adverse effect on the interests of the Investor Certificateholders, then either the Trustee or the Holders of Investor Certificates evidencing not less than a majority in aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given in writing to the Seller (and to the Trustee, any Enhancement Providers and the Servicer if given by the Investor Certificateholders), may direct the Seller to purchase the Certificateholders' Interest within 60 days of such notice (or within such longer period as may be specified in such notice), and the Seller shall be obligated to make such purchase on a Distribution Date occurring within such 60-day period on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by the end of such 60-day period (or such longer period as may be specified), the representations and warranties set forth in this Section 2.03 shall be satisfied in all material respects, and any material adverse effect on the Certificateholders' Interest caused thereby shall have been cured.

          The Seller shall deposit in the Collection Account in immediately available funds on the Business Day preceding such Distribution Date, in payment for such purchase, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with Article IV and the terms of each Supplement. If the Trustee or the Investor Certificateholders give notice directing the Seller to purchase the Certificateholders' Interest as provided above, the obligation of the Seller to purchase the Certificateholders' Interest pursuant to this Section
2.03 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.03 available to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).


         SECTION 2.04. Representations and Warranties of the Seller Relating to the Receivables. (a) Representations and Warranties. The Seller hereby represents and warrants to the Trust that:

          (i) Each Receivable and all Collateral security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien, subject to the rights of the Purchased Receivables Owners in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts).

          (ii) With respect to each Receivable and all Collateral Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Trust have been duly obtained, effected or given and are in full force and effect.

          (iii) On the Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

          (iv) On the first Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts; on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.09.

          (b) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer, any Agent or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c) Reassignment. In the event any representation or warranty under
Section 2.04 (a) is not true and correct as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Certificateholders' Interest in any such Receivable or Account, then, within 30 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Trustee, any Agent or any Enhancement Providers, the Seller shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

          The Seller shall accept a reassignment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables from the Pool Balance on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Seller's Participation Amount would be less than the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination
Date), then not later than 12:00 noon on the day on which such reassignment occurs, the Seller shall deposit in the Collection Account in immediately available funds the amount (the "Transfer Deposit Amount") by which the Seller's Participation Amount would be less than such Trust Available Subordinated Amount (up to the principal amount of such Receivables); provided that if the Transfer Deposit Amount is not deposited as required by this sentence, then the principal amounts of such Receivables shall only be deducted from the Pool Balance to the extent that the Seller's Participation Amount is not reduced below the Trust Available Subordinated Amount and the Receivables the principal amounts of which have not been so deducted shall not be reassigned to the Seller and shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Seller of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Seller to accept a reassignment of any such Receivable and to pay any related Transfer Deposit

Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders).

          SECTION 2.05. Addition of Accounts. (a) If, as of the close of business on the last day of any Collection Period, (i) the Pool Balance on such day is less than the Required Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), or (ii) the result obtained by multiplying (x) the Seller's Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), by (y) the percentage equivalent of the portion of the Seller's Interest represented by the CARCO Certificate, is less than 2% of the Pool Balance on such last day, then the Seller shall, within 10 Business Days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the related Collateral Security) of additional Eligible Accounts of the Seller to be included as Accounts in a sufficient amount such that after giving effect to such addition (i) the Pool Balance as of the close of business on the Addition Date is at least equal to such Required Participation Amount or (ii) the result obtained by multiplying (x) such Seller's Participation Amount by (y) the percentage equivalent of the portion of the Seller's Interest represented by the CARCO Certificate, is at least equal to 2% of such Pool Balance, as the case may be. The Seller shall satisfy the conditions specified in Section 2.05(d) in designating such Additional Accounts and conveying the related Receivables to the Trust. The failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the occurrence of an Early Amortization Event described in Section 9.01(a).

          (b) The Seller may from time to time, at its sole discretion, subject to the conditions specified in paragraph (d) below, voluntarily designate additional Eligible Accounts (including Partial Accounts) to be included as Accounts and transfer to the Trust the Receivables (and the related Collateral Security) of such Additional Accounts.

          (c) Receivables and Collateral Security from such Additional Accounts shall be sold to the Trust effective on a date (the "Addition Date") specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date"). The Addition Notice shall also specify whether any such Additional Accounts are Partial Accounts.

          (d) The Seller shall be permitted to convey to the Trust the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Seller as such pursuant to Section 2.05(a) or (b) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

          (i) the Seller shall have provided the Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice;

          (ii) such Additional Accounts shall all be Eligible Accounts;

          (iii) the Seller shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit B (the "Assignment") and the computer file or microfiche or written list required to be delivered pursuant to
     Section 2.01;

          (iv) the Seller shall, to the extent required by Section 4.03, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

          (v) (A) no selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither CFC, CCC, nor the Seller were insolvent nor will any of them have been made insolvent by such transfer nor are any of them aware of any pending insolvency;

          (vi) the Rating Agency Condition shall have been satisfied with respect to such addition;

          (vii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event;

          (viii) the Seller shall have delivered to the Trustee and any Enhancement Providers a certificate of a Vice President or more senior officer confirming (A) the items set forth in paragraphs (ii) through
     (vii) above and (B) that the Seller reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event; and

          (ix) on or before each Addition Date, the Seller shall have delivered to the Trustee and any Enhancement Providers (A) an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit G-2 and (B) except in the case of an addition required by Section 2.05(a), a Tax Opinion with respect to such addition.

          (e) The Seller hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.05(d)(v). Upon discovery by the Seller, the Servicer, any Agent, the Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

          (f) Unless otherwise agreed to by the Rating Agencies, notwithstanding anything to the contrary in this Agreement, the Seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts to be added to the Trust. (Additional Accounts designated to be added to the Trust in accordance with the provisions of this Section 2.05(f) are referred to herein as "Automatic Additional Accounts".) On the Addition Date with respect to any Automatic Additional Accounts, the Trust shall purchase the Receivables in such Automatic Additional Accounts (and such Automatic Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

          (i) such Automatic Additional Accounts shall be Eligible Accounts;

          (ii) the Seller shall, to the extent required by Section 4.03, have deposited in the Collection Account all Collections with respect to such Automatic Additional Accounts since the Additional Cut-Off Date;

          (iii) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders were used in selecting such Automatic Additional Accounts,

          (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to DCS or the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof;

          (v) the addition of the Receivables arising in the Automatic Additional Accounts shall not cause an early amortization event or any event that, after the giving of notice or the lapse of time, would constitute a early amortization event to occur with respect to any Series;

          (vi) on or before each Addition Date with respect to Automatic Additional Accounts, the Seller shall have delivered to the Trustee and the Rating Agencies (A) an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts substantially in the form of Exhibit G-2 to this Agreement and (B) a Tax Opinion with respect to such addition;

          (vii) within ten Business Days of the date on which any such Receivables are added to the Trust, the Seller shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Automatic Additional Accounts specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; and

          (viii) the Seller shall have delivered to the Trustee an Officer's Certificate of the Seller, dated the Addition Date, to the effect that conditions (i) through (v) and (vii) above have been satisfied.

     The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraphs (iii) and (iv) above and that the file or list described below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

     In connection with the designation of Automatic Additional Accounts to be added to the Trust, the Seller shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Automatic Additional Accounts and (ii) a duly executed written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B to this Agreement.

     Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts added to the Trust with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. To the extent that Automatic Additional Accounts have been added to the Trust during the three consecutive Collection Periods. ending in the calendar month prior to such date, on or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates. If such Rating Agency confirmation with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.`

          SECTION 2.06. Covenants of the Seller. The Seller hereby covenants that:

          (a) No Liens. Except for the conveyances hereunder or as provided in
     Section 6.03(c), the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or (subject to the rights of the Purchased Receivables owners with respect to the Collateral Security arising in the Partial Accounts (other than the Vehicles relating to any Principal Receivables)) suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the Seller's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement, or the Seller's Interest or the Seller's Certificates and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller.

          (b) Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Trust, then the Seller agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement; provided, however, that, in the case of Partial Accounts, Collections of Principal Receivables shall be allocated to the Principal Receivables to which such Collections relate. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) Delivery of Collections. In the event that the Seller, DCS or any Affiliate thereof receives payments in respect of Receivables, the Seller and DCS agree to pay or cause to be paid to the Servicer or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Seller, DCS or any Affiliate thereof.

          (d) Notice of Liens. The Seller shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder.

          (e) Compliance with Law. The Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to the Seller.

          (f) Activities of the Seller. The Seller will not engage in any business or activity of any kind or enter into any transaction other than
     (x) the businesses, activities and transactions contemplated and authorized by this Agreement or the Related Documents or (y) the business of acquiring, selling or financing wholesale and retail receivables and related activities and transactions (such businesses, activities and transactions, collectively, "Permitted Transactions").

          (g) Indebtedness. The Seller will not create, incur or assume any indebtedness or issue any securities or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables, unless (i) any such indebtedness or securities have no recourse to any assets of the Seller other than the specified assets to which such indebtedness or securities relate and (ii) the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

          (h) Guarantees. The Seller will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions and unless the Rating Agency Condition shall have been satisfied with respect thereto.

          (i) Investments. The Seller will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate, unless prior thereto the Rating Agency Condition shall have been satisfied with respect thereto; provided, however, that the Seller shall not be prohibited under this Section 2.06(i) from declaring or paying any dividends in respect of its common stock.

          (j) Stock; Merger. The Seller will not (i) sell any shares of any class of its capital stock or membership interests, as applicable, to any Person (other than DCS and its Affiliates), or enter into any transaction of merger or consolidation unless (A) the surviving Person of such merger or consolidation assumes all of the Seller's obligations under this Agreement, (B) the Seller shall have given the Rating Agencies at least 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and (C) such merger or consolidation does not conflict with any provisions of the certificate of incorporation or other governing document of the Seller, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, or (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business.

          (k) Agreements. The Seller will not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the Related Documents and any document relating to a Permitted Transaction, or amend or modify its certificate of incorporation or other governing document or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Receivables Purchase Agreement or any of the other Related Documents or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless, in any such case, the Rating Agency Condition shall have been satisfied with respect thereto.

          SECTION 2.07. Removal of Eligible Accounts. (a) On each Determination Date the Seller shall have the right to remove from the Trust Accounts in the manner prescribed in Section 2.07(b). In addition, on each Determination Date the Seller shall have the right to remove Accounts from the Trust and, in connection therewith, repurchase the then existing Receivables in such Accounts, in the manner prescribed in Section 2.07(c). In addition, on each Determination Date the Seller shall have the right to remove DTS Accounts in the manner prescribed in Section 2.07(f). None of the Receivables that have been removed from the Trust shall be sold or otherwise transferred to DCS, and DCS agrees that, notwithstanding anything to the contrary in the Receivables Purchase Ageement, it will not purchase or otherwise acquire such Receivables. For the avoidance of doubt, the Seller shall not remove Accounts from the Trust more often than once a month.

          (b) To remove Accounts, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) not less than five Business Days prior to the Removal Commencement Date, furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts the future generated Receivables of which are to be removed from the Trust (the "Designated Accounts");

          (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the aggregate balance of Principal Receivables in respect of each such Designated Account (the "Designated Balance") and amend Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

          (iii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated Accounts;

          (iv) from and after such Removal Commencement Date, allocate all Collections of Principal Receivables in respect of each such Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Determination Date on which the Designated Balance with respect to such Designated Account is reduced to zero (the "Removal Date");

          (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Defaulted Receivables and Collections of Non-Principal Receivables in respect of each Designated Account, based on the ratio of the aggregate amount of Principal Receivables in all Designated Accounts sold to the Trust on such Business Day to the total aggregate amount of Principal Receivables in all such Designated Accounts on such Business Day and (B) to the Seller, the remainder of the Defaulted Receivables and Collections of Non-Principal Receivables in all such Designated Accounts on such Business Day;

          (vi) represent and warrant that the removal of any such Eligible Account on any Removal Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

          (vii) represent and warrant that no selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts and that the selection procedures were applied so as to randomly select the Designated Accounts from the entire population of Accounts;

          (viii) represent and warrant as of the Removal Date that the list of Removed Accounts delivered pursuant to clause (ii) above, as of the Removal Commencement Date, is true and complete in all material respects;

          (ix) represent and warrant that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

          (x) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal Commencement Date, with respect to such removal; and

          (xi) on or before the related Removal Commencement Date, deliver to the Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (vi) through (ix) above and confirming that the Seller reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event; the Trustee may conclusively rely on such officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          No Designated Accounts shall be so removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency.

          (c) To remove Accounts and repurchase the then existing Receivables in such Accounts, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) not less than five Business Days prior to the Removal and Repurchase Date (the "Removal and Repurchase Notice Date"), furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in such Designated Accounts (the "Designated Receivables") which are to be repurchased, from the Trust and the Determination Date (which may be the Determination Date on which such notice is given) on which the removal of such Designated Accounts and the repurchase of such Designated Receivables will occur (a "Removal and Repurchase Date");

          (ii) on the Removal and Repurchase Date with respect to such Designated Accounts, amend Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal and Repurchase Notice Date, its account number and the aggregate amount of Receivables outstanding in such Account;

          (iii) on the Removal and Repurchase Date, deposit into the Collection Account funds in an amount equal to the aggregate outstanding balance of the Repurchased Receivables on such date (the "Repurchased Receivables Purchase Price"), which funds, notwithstanding anything in this Agreement to the contrary, will not be released from the Collection Account other than pursuant to Section 4.03
     (f) of this Agreement;

          (iv) represent and warrant that the removal of any such Eligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

          (v) represent and warrant that no selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts; further, represent and warrant that the selection procedures were applied so as to randomly select the Designated Accounts from the entire population of Accounts;

          (vi) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (ii) above, as of the Removal and Repurchase Date, is true and complete in all material respects;

          (vii) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

          (viii) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to such removal and repurchase; and

          (ix) on or before the related Removal and Repurchase Date, deliver to the Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iv) through (vii) above and confirming that the Seller reasonably believes that the removal of the Removed Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event; the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          No Designated Accounts shall be so removed and no Designated Receivables shall be so repurchased unless each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by such Rating Agency.

          (d) In the case of any removal of a Designated Account pursuant to
Section 2.07(b), subject to such Section 2.07(b), on the Removal Date with respect to any such Designated Account, the Seller shall cease to allocate any Collections therefrom in accordance with Section 2.07 (b) and such Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account"). Within five Business Days after the Removal Date, the Trustee shall deliver to the Seller a reassignment in substantially the form of Exhibit H (the "Reassignment"), together with appropriate UCC financing statements.

          (e) In the case of any removal of Designated Accounts and repurchase of Designated Receivables pursuant to Section 2.07(c), subject to such Section 2.07(c), on the Removal and Repurchase Date with respect to any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Trust for all purposes and the Trustee shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Removal and Repurchase Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Repurchased Receivables, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. Within five Business Days after the Removal and Repurchase Date, the Trustee shall execute and deliver (but shall have no duty to prepare) to the Seller a Reassignment, together with appropriate UCC financing statements.

          (f) To remove Accounts in respect of which the related Dealer is in Dealer Trouble Status (each, a "DTS Account"), the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) determine on the Business Day on which each such Dealer is placed in Dealer Trouble Status (the "DTS Removal Commencement Date") the aggregate balance of Principal Receivables in each such DTS Account (the "DTS Designated Balance") and amend Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing for each such DTS Account, as of the DTS Removal Commencement Date for such Account, its account number, the aggregate amount of Receivables outstanding in such DTS Account and the DTS Designated Balance;

          (ii) from and after such DTS Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such DTS Account;

          (iii) from and after each such DTS Removal Commencement Date, allocate all Collections of Principal Receivables in respect of each such DTS Account, first, to the oldest outstanding principal balance of such DTS Account, until the Determination Date on which the DTS Balance with respect to such Designated Account is reduced to zero (the "DTS Removal Date");

          (iv) on each Business Day from and after such DTS Removal Commencement Date to and until the related DTS Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Defaulted Receivables and Collections of Non-Principal Receivables in respect of each DTS Account, based on the ratio of the aggregate amount of Principal Receivables in all DTS Accounts sold to the Trust on such Business Day to the total aggregate amount of Principal Receivables in all such DTS Accounts on such Business Day and (B) to the Seller, the remainder of the Defaulted Receivables and Collections of Non-Principal Receivables in all such Designated Accounts on such Business Day;

          (v) represent and warrant as of the DTS Removal Date that the DTS Accounts specified in clause (i) above and the DTS Designated Balances of such DTS Accounts, as of the DTS Removal Commencement Date, is true and complete in all material respects;

          (vi) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Seller reasonably believes that such removal will not cause an early amortization event to occur with respect to any Series; and

          (vii) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the DTS Removal Commencement Date, with respect to such removal.

          In the case of any removal of a DTS Account, on the DTS Removal Date with respect to any such DTS Account, the Seller shall cease to allocate any Collections therefrom in accordance with this Section 2.07(f) and such DTS Account shall be deemed removed from the Trust for all purposes (also a "Removed Account"). Within five Business Days after the DTS Removal Date, the Trustee shall execute and deliver (but shall have no duty to prepare) to the Seller a Reassignment, together with appropriate UCC financing statements.

          (g) Notwithstanding anything in this Agreement to the contrary, the Seller shall have the right to require the reassignment to it of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts ("Automatic Removed Accounts") designated by the Seller, upon satisfaction of the following conditions:

          (i) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Seller shall have given the Trust, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date");

          (ii) on or prior to the date that is five Business Days after the Automatic Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account;

          (iii) the Seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (ii) above, as of the Automatic Removal Date, is true and complete in all material respects and that the selection procedures for selecting the Automatic Removed Accounts were applied so as to randomly select the Automatic Removed Accounts from the entire population of Accounts;

          (iv) the Trustee shall have received confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Rating Agency's rating of any outstanding Series or Class of Certificates;

          (v) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal

          Date, to the effect that the Seller reasonably believes that such removal will not cause an early amortization event (including an Early Termination Event) to occur with respect to any Series or cause the Pool Balance to be less than the Required Participation Amount; and

          (vi) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers a Tax Opinion, dated the Automatic Removal Date, with respect to such removal.

Notwithstanding the foregoing provisions, from and after the date on which no Series issued prior to March 10, 1999, is outstanding, the conditions specified in (i) that relate to Enhancement Providers and Rating Agencies and the conditions specified in (iv), (v) and (vi) above will not be required if all of the Accounts to be removed have liquidated and have zero balances. For the avoidance of doubt, the Seller shall not remove Accounts from the Trust more than once a month.

     Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes and shall be a Removed Account.

          SECTION 2.08. Removal of Ineligible Accounts. (a) On any date on which an Account becomes an Ineligible Account (which date shall be deemed to be the Removal Commencement Date) the Seller shall commence removal of the Receivables of such Ineligible Account in the manner prescribed in Section 2.08(b).

          (b) With respect to each Account that becomes an Ineligible Account, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) furnish to the Trustee, any Agent and any Enhancement Providers a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be treated as Designated Accounts;

          (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the Designated Balance with respect to each such Designated Account and amend Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

          (iii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated
     Accounts:

          (iv) from and after such Removal Commencement Date, allocate Collections of Principal Receivables in respect of each Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Removal Date with respect thereto; and

          (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Defaulted Receivables and Collections of Non-Principal Receivables in respect of each Designated Account, based on the ratio of the aggregate amount of Principal Receivables in all Designated Accounts sold to the Trust on such Business Day to the total aggregate amount of Principal Receivables in all such Designated Accounts on such Business Day and (B) to the Seller, the remainder of the Defaulted Receivables and Collections of Non-Principal Receivables in all such Designated Accounts on such Business Day.

          (c) Subject to Section 2.07(b), on the Removal Date with respect to any such Designated Account, the Seller shall cease to allocate any Collections therefrom in accordance with Section 2.07(b) and such Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account"). After the Removal Date and upon the written request of the Servicer, the Trustee shall deliver to the Seller a reassignment in substantially the form of Exhibit H (the "Reassignment").

          SECTION 2.09. Sale of Ineligible Receivables. The Seller shall sell to the Trust on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that (a) on the Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account and (b) the Incremental Subordinated Amount is adjusted in accordance with the definition of Incremental Subordinated Amount.

                                 ARTICLE III

                         Administration and Servicing
                                of Receivables

          SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Floorplan Financing Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Trustee on account of the occurrence of a Service Default pursuant to Section 10.01, (i) to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement, (ii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the

Certificateholders and the other Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any State securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or State securities laws or reporting requirement, and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement; provided, however, that the Servicer shall notify the Trustee, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (b) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section
9.02 or any court of competent jurisdiction ordering that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to any Enhancement Providers, any Agent and each Rating Agency and (ii) that it shall in any such event allocate after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, subject to the proviso set forth in Section 2.06(b), and to have such payments applied as Collections in accordance with Section 4.02. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other wholesale receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Servicer (or DCS) may change the terms and provisions of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if (i) as a result of such change, in the reasonable judgment of the Servicer no Early Amortization Event will occur at any time and none of the Enhancement Providers, if any, or the Certificateholders shall be adversely affected, (ii) such change is made applicable to the comparable segment of wholesale accounts owned or serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change and (iii) in the case of a reduction in the rate of such finance charges, the Servicer (or DCS) does not, reasonably expect any such reduction to result in the Net Receivables Rate for any Collection Period being less than the weighted average of the sum of the Certificate Rates and the Servicing Fee Rates for, all outstanding Series for the related Interest Period (each such term as defined in the related Supplement).

          SECTION 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive the Servicing Fee on each Distribution Date on or prior to the Trust Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate of the Monthly Servicing Fees specified in the Supplements. The Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Supplements.

          The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and including all other fees and expenses of the Trust not expressly stated herein to be for the account of the Certificateholders. The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. The Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee).

          SECTION 3.03. Representations, Warranties and Covenants of the Servicer. (a) DCS, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

          (i) Organization and Good Standing. Such party is a limited liability company duly organized, validly existing and in good standing under the applicable laws of the state of its formation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

          (ii) Due Qualification. Such party is duly qualified to do business and is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (iii) Due Authorization. The execution, delivery, and performance of this Agreement and the applicable Supplement has been duly authorized by such party by all necessary corporate action on the part thereof.

          (iv) Binding Obligation. This Agreement and the applicable Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (v) No Violation. The execution and delivery of this Agreement and the applicable Supplement by such party, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

          (vi) No Proceedings. There are no proceedings or, to the best knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement.

          (vii) Compliance with Requirements of Law. Such party shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of Beneficiaries.

          (viii) No Rescission or Cancellation. Such party shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

          (ix) Protection of Beneficiaries Rights. Such party shall take no action, nor omit to take any action, which would impair the rights of Beneficiaries in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Floorplan Financing Guidelines.

          (x) Servicer Concentration Account. The Servicer maintains deposit accounts (collectively, the "Concentration Account") into which it shall deposit all amounts paid by the Dealers under Floorplan Financing Agreements. The Servicer agrees (i) that it will not change this method of collection without the prior written consent of any Enhancement Providers and any Agents; (ii) with respect to amounts deposited into the Concentration Account in respect of a particular day, that it will not transfer such amounts from the Concentration Account until the Servicer has posted all Collections in respect of the Receivables for such day and
     (iii) concurrently with the transfer of amounts from the Concentration Account in respect of a particular day, the Servicer will make the deposits and transfers required by the terms of this Agreement for such day.

          (xi) Negative Pledge. Except for the conveyance hereunder to the Trustee, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller or the Servicer.

          (b) Notice of Breach. The representations and warranties set forth in this Section 3.03 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 3.03, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c) Purchase. In the event any representation or warranty under
Section 3.03(a) (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, then, within 30 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Trustee or any Enhancement Providers, the Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the expiration of such 30-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Any such deposit of such Purchase Price into the

Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

          Upon each such payment of such Purchase Price, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the related Collateral Security. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders or the Trustee on behalf of Certificateholders.

          SECTION 3.04. Reports and Records for the Trustee; Bank Account Statements. On or before each Distribution Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Trustee and each Investor Certificateholder a Distribution Date Statement for such Distribution Date substantially in the form set forth in the related Supplement.

          SECTION 3.05. Annual Servicer's Certificate. The Servicer will deliver to the Rating Agencies, the Trustee, any Agent and any Enhancement Providers on or before March 31 of each calendar year, beginning with March 31, 1992, an Officers' Certificate substantially in the form of Exhibit C stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.06. Annual Independent Public Accountants' Servicing Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Rating Agencies, each Agent and each Enhancement Provider on or before March 31 of each year, beginning March 31, 1992, a report addressed to the Board of Directors of the Servicer and to the Trustee, to the effect that such firm has examined the financial statements of the Servicer or, if applicable, the parent corporation of the Servicer, and issued its report thereon and that such examination: (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (b) included tests relating to wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Agreement and (c) except as described in the report, disclosed no exceptions or errors in the records relating to wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) serviced for others that, in the firm's opinion, paragraph four of such Uniform Single Audit Program requires such firm to report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.07. Tax Treatment. The Seller has entered into this Agreement and the Investor Certificates have been (or will be) issued with the intention that the Investor Certificates will qualify under applicable tax law as indebtedness of CARCO secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Investor Certificates as indebtedness of CARCO secured by the Receivables for Federal income taxes, state and local income and franchise taxes, Michigan Single Business tax and any other taxes imposed on or measured by income.

          SECTION 3.08. Notices to DCS. In the event DCS is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.02 shall deliver or make available to DCS, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 or 3.06.

          SECTION 3.09. Adjustments. (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of a Vehicle which was refused or returned by a Dealer, then, in any such case, the Seller's Participation Amount will be automatically reduced by the amount of the adjustment subject to the last sentence of this Section. Furthermore, if following such a reduction the Seller's Participation Amount would be less than the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then the Seller shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account on the Business Day on which such adjustment or reduction occurs (each such payment an "Adjustment Payment"). If the Seller shall fail to make any deposit to the Collection Account with respect to such Adjustment Payment or portion thereof by the Determination Date relating to the Collection Period with respect to which such Adjustment Payment is payable, the amount of such Adjustment Payment or portion thereof shall be allocated on such related Determination Date pro rata among the then outstanding Series based on their respective Series Allocation Percentages for the Collection Period with respect to which such deposit should have been made.

          (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such collection was received by the Servicer in the form of a check which is not honored for any reason or
(ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                                  ARTICLE IV

                       Rights of Certificateholders and
                   Allocation and Application of Collections

          SECTION 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Certificateholders of such series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Seller's Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Seller on behalf of all holders of the Seller's Certificates (the "Seller's Interest"); provided, however, that the Seller's Certificates shall not represent any interest in the Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

          SECTION 4.02. Establishment of the Collection Account. The Servicer, for the benefit of the Certificateholders and the other Beneficiaries, shall cause to be established and maintained in the name of the Trust an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the other Beneficiaries (the "Collection Account"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and the other Beneficiaries. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Servicer shall establish a substitute Eligible Deposit Account as the Collection Account, instruct the Trustee to transfer any cash and/or any Eligible Investments to such new Collection Account and, from the date any such substitute account is established, such account shall be the Collection Account. Neither the Seller nor the Servicer, nor any person or entity claiming by, through or under the Seller or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Collection Account. Pursuant to the authority granted to the Servicer in
Section 3.01, the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or Trustee's duties specified in this Agreement.

          All Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders and the other Beneficiaries. Funds on deposit in the Collection Account shall at the direction of the Servicer be invested by the Trustee solely in Eligible Investments that will mature so that such funds will be available by 10:00 a.m. on or before the Distribution Date related to the Collection Period in which such funds were received by the Servicer. As of each Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account received on such Determination Date shall be credited to the Collection Account. Schedule 2, which is hereby incorporated into and made part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established. If a substitute Collection Account is established pursuant to this Section 4.02, the Servicer shall provide to the Trustee an amended Schedule 2, setting forth the relevant information for such substitute Collection Account.

          SECTION 4.03. Allocations and Applications of Collections and Other Funds. (a) Except as otherwise provided in Section 4.03(b), the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing.

          (b) Notwithstanding anything in this Agreement to the contrary, for so long as (i) DCS remains the Servicer hereunder, (ii) no Service Default has occurred and is continuing and (iii) (x) DCS maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following any reduction of either such rating), (y) DCS arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency and any Agents or (z) DCS otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations described below, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in Section 4.02, but may make a single deposit into the Collection Account in same-day or next-day funds not later than 11:00 A.M., New York City time, on the Distribution Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that prior to ceasing daily deposits as described above the Seller shall have delivered to the Trustee written confirmation from each of the Rating Agencies that the failure by DCS to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or Class.

          (c) Subject to Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to paragraph
(a) or (b) above, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on the related Distribution Date to Investor Certificateholders, to any Agent or to any Enhancement Provider pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          (d) Subject to and in accordance with Section 4.03(e), collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments will be allocated to each Series from and after the related Series Cut-Off Date on the basis of such Series' Series Allocable Non-Principal Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Seller's Interest, among the Series in any group and among the Classes in any Series shall be set forth in the related Supplement or Supplements; provided, however, Collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments shall not be allocated to any Excluded Series until the Invested Amount of the Series relating to such Excluded Series is reduced to $0.

          (e) For purposes of determining each Series' Series Allocation Percentage in connection with the allocation of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments for the specified Collection Period:

          (i) unless the related Supplement shall provide otherwise, each Series upon issuance, shall be deemed to have been created and in existence as of the first day of the Collection Period in which the related Series Cut-Off Date falls and, as a result, shall be allocated (based on its Series Allocation Percentage) its allocable portion of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments for such Collection Period; and

          (ii) unless the related Supplement shall provide otherwise, with respect to any Series, if (x) as of the last day of any Collection Period the amounts on deposit in the Collection Account and the related Series Accounts with respect to such Collection Period are sufficient to pay in full all amounts payable by the Trust on or with respect to such Series' Certificates on the Distribution Date relating to such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such related Distribution Date) then (y) such Series shall be deemed to have been paid in full on such last day and, as a result, shall not be allocated any portion of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments for any subsequent Collection Period. For purposes of making the determination in clause (x) above, on the date of any such determination it shall be assumed that any theretofore unpaid Adjustment Payments with respect to the immediately preceding Collection Period shall be allocated to such Series on the related Determination Date and shall be payable from amounts allocated to or available with respect to such Series on the related Distribution Date.

          (f) On each Distribution Date, amounts on deposit in the Collection Account on such Distribution Date resulting from payment by the Seller of the Repurchased Receivables Purchase Price pursuant to Section 2.06(d) shall be applied as follows: first, to fund any unpaid Miscellaneous Payments due on or prior to such Distribution Date and second, an amount equal to the product of
(i) the amount of the Repurchased Receivables Purchase Price initially deposited by the seller in the Collection Account pursuant to Section 2.06(d) and (ii) the Monthly Payment Rate for the immediately preceding Collection Period, shall be treated as Principal Collections collected in the immediately preceding Collection Period.

          SECTION 4.04. Unallocated Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Excess Principal Collections" with respect to such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" with respect to such Distribution Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Series Allocable Principal Collections which the related Supplements specify are to be allocated and paid to the Seller with respect to such Distribution Date; provided, however, that, in the case of clauses (i) and (ii), such amounts shall be paid to the Seller only if the Seller's Participation Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") shall be paid to the Seller at the time the Seller's Participation Amount exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that any Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its amortization period, accumulation period or Early Amortization Period shall be deemed to be "Miscellaneous Payments" and shall be allocated and distributed in accordance with Section 4.03 and the terms of each Supplement.

                                  ARTICLE V

                         Distributions and Reports to
                              Certificateholders

          Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                  ARTICLE VI

                               The Certificates

          SECTION 6.01. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and one or more special coupons (collectively, the "Coupons") pursuant to Section 6.11, or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The CARCO Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Seller to the Trustee for authentication and redelivery as provided in Section 6.02. Except as otherwise provided in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000, $50,000 and $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.11. The CARCO Certificate shall be a single certificate and shall initially represent the entire Seller's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Seller by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Seller shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and Seller's Certificates shall be dated the date of their authentication.

          SECTION 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Seller against payment to the Seller of the purchase price therefor. The Trustee shall authenticate and deliver the CARCO Certificate to the Seller simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

          SECTION 6.03. New Issuances. (a) The Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

          (b) On or before the series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

          (i) on or before the fifth Business Day immediately preceding the Series Issuance Date, the Seller shall have given the Trustee, the Servicer, each Rating Agency, any Agent and any Enhancement Provider notice of such issuance and the Series Issuance Date;

          (ii) the Seller shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

          (iii) the Seller shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

          (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

          (v) such issuance will not result in the occurrence of an Early Amortization Event and the Seller shall have delivered to the Trustee, any Agent and any Enhancement Provider a certificate of a Vice President or more senior officer, dated the Series Issuance Date, to the effect that the Seller reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event at any time in the future;

          (vi) the Seller shall have delivered to the Trustee and any Enhancement Provider a Tax Opinion, dated the Series Issuance Date, with respect to such issuance;

          (vii) the result obtained by multiplying (x) the Seller's Participation Amount by (y) the percentage equivalent of the portion of the Seller's Interest represented by the CARCO Certificate, shall not be less than 2% of the Pool Balance, in each case as of the Series Issuance Date, and after giving effect to such issuance; and

          (viii) if such Series pursuant to Section 4.03(e)(i) is to be allocated Collections with respect to the Collection Period in which the Series Cut-Off Date falls, the Pool Balance on the first day of such Collection Period (after giving effect to any Accounts added to the Trust on or prior to the Series Issuance Date) shall equal or exceed the Required Participation Amount on the first day of such Collection Period (after giving effect to each Series (including such Series) theretofore issued which are to be allocated Collections with respect to such Collection Period) and the Seller shall have delivered to the Trustee, any Agent and any Enhancement Provider a certificate of a Vice President or more senior officer, dated the Series Issuance Date, to such effect.

          Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Seller the Investor Certificates of such Series for execution and redelivery to the Trustee for authentication.

          With respect to any Enhancement that consists of an interest rate swap or any other swap or derivative instrument (each, a "derivative instrument"), such derivative instrument shall be entered into at the time of issuance of the related series of Investor Certificates, at the time of issuance shall not have a notional amount in excess of the principal amount of the related Investor Certificates and is not thereafter expected to exceed such principal amount, shall not require the Trust to make discretionary decisions (other than decisions relating to the servicing of the Receivables) and shall have characteristics that relate to and are intended to hedge (partly or fully) against some risk or risks related to such Investor Certificates or the Receivables or Eligible Investments.

          (c) The Seller may surrender the CARCO Certificate to the Trustee in exchange for a newly issued CARCO Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section
13.01 to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Seller (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

          (i) the result obtained by multiplying (x) the Seller's
     Participation Amount by (y) the percentage equivalent of the portion of the Seller's Interest represented by the CARCO Certificate, shall not be less than 2% of the Pool Balance, in each case as of the date of, and after giving effect to, such exchange;

          (ii) the Rating Agency Condition shall have been satisfied with respect such exchange (or transfer or exchange as provided below): and

          (iii) the Seller shall have delivered to the Trustee, any Agent and any Enhancement Provider a Tax opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

          The CARCO Certificate will at all times be beneficially owned by the Seller. Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.

          SECTION 6.04. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable' regulations as it may prescribe, a transfer agent and registrar (which shall initially be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Seller and acceptable to the Trustee. So long as any Investor Certificates are outstanding, the Seller shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any cotransfer agent and coregistrar unless the context requires otherwise.

          Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

          At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency;

Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

          The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding the due date for any payment with respect to the Certificate.

          Whenever any Investor Certificates are so surrendered for exchange, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

          All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Seller. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.11 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

          The Seller shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, The City of New York, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

          (c) (i) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Seller, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form attached to the applicable Supplement, and no registration of transfer shall be made until such letter is so delivered.

          Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Seller, the Servicer, the Trustee and the Transfer Agent and Registrar receive an opinion of counsel, satisfactory to each of them, to the effect that such legend may be removed.

          Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Seller hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

          (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-2 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

          SECTION 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6.06. Persons Deemed Owners. The Trustee, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person or Persons in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Seller, the Servicer, any other holder of a Seller's Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller, the Servicer, any other holder of a Seller's Certificate or any Affiliate thereof.

          SECTION 6.07. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, within five business days after receipt by the Trustee of a request therefor, a list in such form as the Servicer may reasonably require, of the names and addresses of the Registered Certificateholders. If three or more holders of Investor Certificates (the "Applicants") apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.



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

          Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

          SECTION 6.08. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Depository, by, or on behalf of, the Seller. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in section 6.10. Unless and until definitive, fully registered Investor Certificates.("Definitive Certificates") have been issued to the applicable Certificate owners pursuant to Section 6.10 or as otherwise specified in any such Supplement:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Seller, the Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

          (d) the rights of the respective Certificate owners shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.10, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Depository Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

          SECTION 6.09. Notices to Depository. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Depository.



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

          SECTION 6.10. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any series or Class and (a) the Seller advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Depository or (c) after the occurrence of a Service Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Depository through the Depository Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Depository is no longer in the best interests of the Certificate owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

          SECTION 6.11. Global Certificate; Exchange Date. (a) If specified in the related Supplement for any Series or Class, the Investor Certificates will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates she Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

          (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor certificates of such Series or Class, so advise the Trustee, the Seller, the Common Depositary, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Seller will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Seller so elects. The Seller may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand


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

for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Seller shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

          (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Seller and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

          (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects, be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

          SECTION 6.12. Meetings of Certificateholders. (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in


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

accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable series or class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Seller, the Servicer and the Trustee and their respective counsel.

          (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

          (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

          (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having


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

the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

          (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                 ARTICLE VII

                            Other Matters Relating
                                 to the Seller

          SECTION 7.01. Liability of the Seller. The Seller shall be liable for all obligations, covenants, representations and warranties of the Seller arising under or related to this Agreement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Seller hereunder.

          SECTION 7.02. Limitation on Liability of the Seller. Subject to Sections 7.01 and 7.03, neither the Seller nor any of the directors or officers or employees or agents of the Seller in its capacity as Seller shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in the capacity as Seller pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the


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

Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 7.03. Seller Indemnification of the Trust and the Trustee. The Seller shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust or the Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee; and provided, further, that the Seller shall not indemnify the Trust, the Trustee or the Certificateholders or any other Beneficiaries for any liabilities, cost or expense of the Trust with respect to any action taken by the Trustee at the request of any such Certificateholders or other Beneficiaries to the extent the Trustee is indemnified by such Certificateholders or other Beneficiaries with respect to such action nor with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or any Certificateholder or other Beneficiary in connection herewith to any taxing authority. Subject to Section 7.01, any indemnification pursuant to this Section shall only be from (i) the excess of the Seller's Interest for any date of determination over the Required Participation Amount as of such date and (ii) any other assets of the Seller not pledged to third parties or otherwise encumbered in a manner permitted by the Seller's Certificate of Incorporation and shall only be made after payment in full of any amounts that the Seller is obligated to deposit in the Collection Account pursuant to this Agreement. Any indemnification under this
Article VII shall survive the termination of this Agreement.

          SECTION 7.04. Transfer of Seller's Interest to Designated Affiliate.
(a) Notwithstanding anything to the contrary contained in this Agreement, DCWR may sell, transfer, assign and otherwise convey all, but not less than all, of its right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, this Agreement, the Related Documents and any other agreement, document or instrument relating to this Agreement or the transactions contemplated hereby and its obligations as Seller hereunder and thereunder to a Designated Affiliate (such transaction is referred to herein as the "Designated Affiliate Transfer"); provided that such Designated Affiliate assumes the performance of every covenant and obligation of DCWR under this Agreement, the Related Documents and any such other agreement, document or instrument. Such assignment and assumption shall automatically occur 10 Business Days following the date notice thereof is given by DCWR to the Trustee, the Rating Agencies, any Agent and any Enhancement Providers or on such later date as of which the conditions set forth in Section 7.04(b) are satisfied.

          (b) The Designated Affiliate Transfer may not be effected unless and until the following conditions precedent are satisfied:

          (i) DCWR, the Designated Affiliate and the Trustee shall have executed and delivered an Assignment and Assumption Agreement and the Designated Affiliate shall have delivered to the Trustee the opinion of Counsel substantially in the form attached to the Assignment and Assumption Agreement;

          (ii) DCWR shall have delivered to the Trustee an officer's Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section 7.04 (b) have been complied with;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such Designated Affiliate Transfer;

          (iv) DCWR shall have delivered to the Trustee a Tax opinion with respect to such Designated Affiliate Transfer; and

          (v) all filings required to continue the perfected interest of the Trustee in the Receivables and the Collateral Security shall have been duly made by such Designated Affiliate.

          (c) Upon such transfer, the Designated Affiliate shall be deemed to have made all the representations and warranties of the Seller made in this Agreement as of the date of effectiveness of the Designated Affiliate Transfer. Upon the effectiveness of the Designated Affiliate Transfer, the Seller shall surrender the CARCO Certificate to the Transfer Agent and Registrar for registration of transfer and, upon the issuance of the new CARCO Certificate in the name of the Designated Affiliate, the term "Seller" or "DCWR" in this Agreement shall refer to such Designated Affiliate.

                                 ARTICLE VIII

                            Other Matters Relating
                                to the Servicer

          SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Article VIII only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

          SECTION 8.02. Merger or Consolidation of, or Assumption, of the Obligations of the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

          (b) the Servicer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section
     8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          SECTION 8.04. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer, the Trust or the Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee; and provided further that the Servicer shall not indemnify the Trust, the Trustee or the Certificateholders or the other Beneficiaries for any liabilities, cost or expense of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders or any other Beneficiaries to the extent the Trustee is indemnified by such Certificateholders or other Beneficiaries with respect to such action or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders or the other Beneficiaries in connection herewith to any taxing authority. Any indemnification under this Article VIII shall survive the termination of this Agreement and the resignation and removal of the Trustee.

          SECTION 8.05. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in


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

accordance with Section 10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

          SECTION 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's, normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Seller, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligation shall not constitute a breach of this Section 8.06.

          SECTION 8.07. Delegation of Duties. Subject to Section 3.01, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement. The Servicer shall give prompt written notice of any such delegation of a material function to the Rating Agencies, any Agent and any Enhancement Providers. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 and the Rating Agency Condition shall have been satisfied with respect to such delegation prior to such delegation.

          SECTION 8.08. Examination of Records. The Seller and the Servicer shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries. The Seller and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                  ARTICLE IX

                           Early Amortization Events

          SECTION 9.01. Early Amortization Events. If any one of the following events shall occur:

          (a) a failure by the Seller to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to this Agreement;

          (b) the Seller or the Servicer (or DCS, if it is not the Servicer) shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Seller or the Servicer (or DCS, as aforesaid) shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Seller or the Servicer (or DCS, as aforesaid) shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller or the Servicer (or DCS, as aforesaid) shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (c) any order for relief against the Seller or the Servicer (or DCS, if it is not the Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller or the Servicer (or DCS, as aforesaid) under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Seller or the Servicer (or DCS, as aforesaid) or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (d) DCS or DaimlerChrysler shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or DCS or DaimlerChrysler shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or DCS or DaimlerChrysler shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or DCS or DaimlerChrysler shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (e) any order for relief against DCS or DaimlerChrysler shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of DCS or DaimlerChrysler under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of DCS or DaimlerChrysler or of any substantial part of its property, or for the winding up



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     or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (f) failure on the part of the Seller, the Servicer or DCS, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of this Agreement or the Receivables Purchase Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made herein, or (ii) with respect to any Series, to deliver a Distribution Date Statement within five Business Days of the day such item is due to be delivered under this Agreement, or (iii) duly to observe or perform in any material respect the covenant of the Seller set forth in Section 2.06(a) or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer, as the case may be, set forth in this Agreement or the Receivables Purchase Agreement, which failure in the case of this clause
     (iv) continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee or any Enhancement Provider;

          (g) any representation or warranty made by DCS in the Receivables Purchase Agreement or the Seller in this Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Seller pursuant to Section 2.01, 2.05, 2.07 or 2.08, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee and (ii) as a result of such incorrectness the interests of the Holders of the Investor Certificates are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to have occurred under this paragraph if the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement; or

          (h) the Trust or the Seller shall become an "investment company" within the meaning of the Investment Company Act;

then, subject to applicable law, and after the applicable grace period, if any, an amortization event (an "Early Amortization Event") shall occur without any notice or other action on the part of the Trustee, any Agent, the Certificateholders or any other Beneficiary, immediately upon the occurrence of such event.

          SECTION 9.02. Additional Rights Upon the Occurrence of Certain Events. (a) If an Insolvency Event occurs with respect to the Seller or the Seller violates Section 2.06(a) for any reason, the Seller shall on the day such Insolvency Event or violation occurs (the "Appointment Date") immediately cease to transfer Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event or violation. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Receivables whenever created or accrued in respect of such Receivables, shall continue to be a


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part of the Trust. Within 15 days of the Appointment Date, the Trustee shall
(i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Investor Certificateholders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (ii) above is first given from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, and (y) each holder of a Supplemental Certificate to such effect, then the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Non-Principal Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement and the Trust shall terminate immediately thereafter.

                                  ARTICLE X

                               Service Defaults

          SECTION 10.01. Service Defaults. If any one of the following events (a "Service Default") shall occur and be continuing with respect to the
Servicer:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement on or before the date occurring five days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Investor Certificateholders of any Series, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee;


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

     or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 3.01 and 8.07;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee;

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, in the event of any service Default, so long as the Service Default shall not have been remedied, the Trustee, by notice then given in writing to the Servicer (a "Termination Notice"), may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof. After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a successor Servicer (a "Service Transfer") and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the


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

     Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section
     10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 10.01(a) for a period of 10 Business Days or under section 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Service Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declares or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Agents, any Enhancement Providers, the Seller and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Service Default.

          SECTION 10.02. Trustee to Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any Enhancement Providers and any Agents, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with sections 3.01 and
8.07. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as the Successor Servicer hereunder. The Trustee shall immediately give notice to the Rating Agencies, any Enhancement Providers, any Agents and the Certificateholders upon the appointment of a Successor, any Agents Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its


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

acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

          (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Seller at its own expense shall pay when due the amount of any compensation in excess of the Servicing Fee); provided, however, that the Seller shall be responsible for payment of the Seller's portion of the Servicing Fee as determined pursuant to this Agreement and all other amounts in excess of the Investors' Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Investors' Servicing Fee permitted to the Servicer. The holders of the Seller's Certificates agree that if DCS (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Seller shall be reduced by an amount sufficient to pay Seller's share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

                                  ARTICLE XI

                                  The Trustee

          SECTION 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Service Default of which it has knowledge and after the curing of all Service Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Service Default to the knowledge of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically


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required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

          (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct: provided, however, that;

          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be charged with knowledge of any Service Default or the failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01(a) and (b) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure; and

          (iii) the Trustee shall not be charged with knowledge of an Early Amortization Event unless a Responsible Officer of the Trustee obtains actual knowledge thereof.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.05, (ii) add any other investment, obligation or security to the Trust or (iii) withdraw from the Trust any Receivables.

          (g) In the event that the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

          (h) If the Seller has agreed to transfer any of its wholesale receivables (other than the Receivables) to another Person, then upon the written request of the Seller, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary



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and necessary to identify separately the rights of the Trust and such other
Person in the Seller's wholesale receivables; provided, however, that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Investor Certificateholders or the Trustee and, upon the request of the Trustee, the Seller will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          (i) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to said parties shall be to perform those duties with respect to said parties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such party.

          SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01: (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

          (g) except as may be required by Section 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the


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Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose.

          SECTION 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account or any Series Account.

          SECTION 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

          SECTION 11.05. The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as provided in the second following sentence. The Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement. If the Trustee is appointed Successor Servicer pursuant to
Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be covered out of the Servicing Fee.

          SECTION 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this
Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.



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          SECTION 11.07. Resignation or Removal of Trustee. (a) The Trustee
may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller and the Servicer. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof.

          SECTION 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 hereof shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, at the expense of the Servicer, and statements held by it hereunder; and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations. The Servicer shall immediately give notice to each Rating Agency and the Certificateholders upon the appointment of a successor trustee.

          (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

          SECTION 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 11.10. Appointment of Co-trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Trustee shall prepare, or shall cause to be prepared, and file any tax returns required to be filed by the Trust. The Trustee in accordance with the terms of the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to the Investor Certificateholders. The Trustee will distribute or cause to be distributed such information to the Investor Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust or in connection with the distribution of tax information to the Investor Certificateholders.

          SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

          SECTION 11.13. Suits for Enforcement. If a Service Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

          SECTION 11.14. Representations and Warranties of Trustee. The Trustee represents and warrants that;

          (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York:

          (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and



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

          (iii) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

          SECTION 11.15. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Holders of the Certificates of any change in the location of the Certificate Register or any such office or agency.

                                 ARTICLE XII

                                  Termination

          SECTION 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.03, 8.04 and 12.02(b), upon the earlier of (i) May 31, 2012 (the "Final Maturity Date"), (ii) the day following the Distribution Date on which the Invested Amount for all Series is zero and (iii) the time provided in Section 9.02(b) (the "Trust Termination Date"). The Servicer will give the Rating Agencies prompt notice of the termination of the Trust.

          SECTION 12.02. Final Distribution. (a) The Servicer shall give the Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.03 or 9.01, notice of such Distribution Date promptly after Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Rating Agencies at the time such notice is given to Investor Certificateholders.

          (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such


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

Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee shall pay to the Seller any monies held by it for the payment of principal or interest that remain unclaimed for two years. After payment to the Seller, Investor Certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date), the Trustee will sell or cause to be sold on such Termination Date Receivables (or interests therein) in an amount equal to the sum of (i) 1105 of the Invested Amount with respect to such Series on such Termination Date (after giving effect to such deposits and distributions) and (ii) the Available Subordinated Amount with respect to such Series on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date); provided, however, that in no event shall such amount exceed such Series' Series Allocation Percentage (for the Collection Period in which such Termination Date occurs) of Receivables on such Termination Date. The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account for the benefit of the Investor Certificateholders of such Series. The Termination Proceeds shall be allocated and distributed to the Investor Certificateholders of such Series in accordance with the terms of the applicable Supplement.

          SECTION 12.03. Seller's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Seller's Certificates, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Collateral Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b), and all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in all such property.



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

                                 ARTICLE XIII

                           Miscellaneous Provisions

          SECTION 13.01. Amendment. (a) This Agreement or any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders, provided that such action shall not, as evidenced by an opinion of counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder. Notwithstanding anything contained herein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

          (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Investor Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an opinion of Counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor
Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent and each Enhancement Provider.

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and


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

of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

          (f) Any Supplement executed in accordance with the provisions of
Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

          SECTION 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title, and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this
Section 13.02(a).

          (b) Within 30 days after the Seller or the Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 13.02 (a) seriously misleading within the meaning of Section 9-507 of the UCC as in effect in Michigan (including as a result of a Designated Affiliate Transfer), the Seller shall give the Trustee and any Agent notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) The Seller and the Servicer will give the Trustee and any Agent prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Seller and the Servicer will at all times maintain each office from which it services Receivables and its principal executive officer within the United States of America.

          (d) The Servicer will deliver to the Trustee, any Agent and any Enhancement Provider: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1; (ii) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section 2.05(a) or
(b), an Opinion of Counsel substantially in the form of Exhibit G-2; and (iii) on or


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

before March 31 of each year, beginning with March 31, 1992, an opinion of Counsel substantially in the form of Exhibit G-2.

          SECTION 13.03. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.04. No Petition. DCS and the Trustee, by entering into this Agreement, each Investor Certificateholder, by accepting an Investor Certificate, each holder of a Supplemental Certificate by accepting a Supplemental Certificate and any Successor Servicer and each other Beneficiary, by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against DCWR any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

          SECTION 13.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 13.06. Notices. (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if sent via facsimile, receipt confirmed, or personally delivered at or mailed by registered mail, return receipt requested, to (i) in the case of DCWR, 27777 Franklin Road, Southfield, Michigan 48034, Attention: Assistant Secretary; facsimile no.: (248) 948-3138, (ii) in the case of DCS, 27777 Franklin Road, Southfield, Michigan 48034, Attention: Assistant Secretary; facsimile no.:
(248) 948-3138, and (iii) in the case of the Trustee, 5 Penn Plaza, New York, New York 10001, Attention: Corporate Trust Department; facsimile no.: (212) 328-7623; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

          SECTION 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders.

          SECTION 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer.

          SECTION 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Investor Certificates upon authentication thereof by the Trustee are and shall be deemed fully paid.

          SECTION 13.10. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 13.11. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 13.12. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 13.13. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 13.14. Actions by Certificateholders. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of any Certificate issued upon the registration of transfer of the Certificates of such Certificateholder or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon any such Certificate.

          SECTION 13.15. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Seller, the Trustee, the Servicer and any Enhancement Providers agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

          SECTION 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amended and Restated Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.



                                      DAIMLERCHRYSLER WHOLESALE
                                      RECEIVABLES LLC, Seller,


                                           By:_________________________________
                                              Name:
                                              Title:



                                      DAIMLERCHRYSLER SERVICES NORTH
                                      AMERICA LLC, Servicer,


                                           By:_________________________________
                                              Name:
                                              Title:



                                       THE BANK OF NEW YORK, Trustee,

                                           By:_________________________________
                                              Name:
                                              Title:

                                                                     EXHIBIT A

                       FORM OF FACE OF CARCO CERTIFICATE

          THIS CARCO CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CARCO CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS CARCO CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R                                                                  One Unit

                         CARCO AUTO LOAN MASTER TRUST
                               CARCO CERTIFICATE

              THIS CERTIFICATE REPRESENTS AN INTEREST IN CERTAIN
                  ASSETS OF THE CARCO AUTO LOAN MASTER TRUST

          Evidencing an interest in a trust, the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of DaimlerChrysler Services North America LLC meeting certain eligibility criteria. This certificate (the "CARCO Certificate") does not represent an interest in or obligation of DaimlerChrysler Wholesale Receivables LLC (the "Seller" or "CARCO"), DaimlerChrysler Services North America LLC or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this CARCO Certificate shall not be entitled to any benefit under the Amended and Restated Pooling and Servicing Agreement referred to on the reverse side hereof, or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the Seller has caused this CARCO Certificate to be duly executed.

                                      DAIMLERCHRYSLER WHOLESALE
                                      RECEIVABLES LLC,

                                           by
                                             _________________________________

                                              Name:
                                              Title:


Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is the CARCO Certificate described in the within-mentioned Amended and Restated Pooling and Servicing Agreement.

THE BANK OF NEW YORK,
as Trustee,

         by
              ____________________________
                  Authorized Officer

                     FORM OF REVERSE OF CARCO CERTIFICATE

          This certifies that DaimlerChrysler Wholesale Receivables LLC ("DCWR") is the registered owner of a fractional interest in the assets of the CARCO AUTO LOAN MASTER TRUST (the "Trust") not allocated to the Certificateholders' Interest or the interest of any holder of a Supplemental Certificate, pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended and supplemented, the "Agreement"), by and among DCWR, as seller, DaimlerChrysler Services North America LLC, as servicer, and The Bank of New York, as trustee (the "Trustee"). The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Designated Account) and all Collateral Security with respect thereto owned by the Seller at the close of business of each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at 101 Barclay Street, New York, New York 10289, Attention: Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This CARCO Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Seller by virtue of the acceptance hereof assents and is bound.

          It is the intent of the Seller and the holder of the CARCO Certificate that, for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income, the CARCO Certificate will be treated as indebtedness of DCWR secured by the Receivables. The Servicer, by entering into the Agreement, the Seller, the holder of the CARCO Certificate and each Holder of an Investor Certificate for any Series, by acceptance of its Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the CARCO Certificate for purposes of Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income as indebtedness of DCWR.

          This Certificate is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in accordance with the Agreement, including Sections 6.03(c) and 7.04 of the Agreement.

          The Receivables consist of advances made directly or indirectly by DaimlerChrysler Services North America LLC to domestic automobile dealers franchised by DaimlerChrysler Corporation and/or other automobile manufacturers. Generally, the principal amount of an advance is equal to the wholesale purchase price of new automobiles, light duty trucks and certain other vehicles manufactured or distributed by such manufacturers and, subject to certain exceptions, is due upon the retail sale of such vehicles.

          This Certificate is the CARCO Certificate, which represents the Seller's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the CARCO Certificate at any time in the Receivables in the Trust shall not exceed the Seller's Interest at such time. In addition to the CARCO Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest and (ii) Supplemental Certificates will be issued pursuant to the Agreement, which will represent that portion of the Seller's Interest not allocated to the Seller. This CARCO Certificate shall not represent any interest in the Collection Account, the Series Accounts or any Enhancements, except as expressly provided in the Agreement.

          The obligations created by the Agreement and the Trust created thereby shall terminate upon the Trust Termination Date.

          Upon the termination of the Trust pursuant to Section 12.01 of the Agreement and the surrender of the Seller's Certificate, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Collateral Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02 (b) of the Agreement, and all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in all such property.

                                                                     EXHIBIT B



           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.05
         of the Amended and Restated Pooling and Servicing Agreement)

          ASSIGNMENT No.   OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of
                ,       , among DaimlerChrysler Wholesale Receivables LLC, as
seller (the "Seller"), DaimlerChrysler Services North America LLC, as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

                             W I T N E S S E T H :

          WHEREAS the Seller, the Servicer and the Trustee are parties to an Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended or supplemented, the "Agreement");

          WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and related Collateral Security of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

          1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Additional Accounts
designated hereby,              ,       .

          2. Designation of Additional Accounts. The Seller hereby delivers herewith a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Agreement.

          3. Conveyance of Receivables. (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Agreement), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by the Seller and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Servicer, the Seller, DCS, DaimlerChrysler or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          (b) In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-102 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

          (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Trust pursuant to this Assignment for the benefit of the Certificateholders and the other Beneficiaries.

          4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of the Certificateholders and other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file or microfiche or written list relating to the Additional Accounts described in
Section 2 of this Assignment. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in such file or list.

          5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) Eligible Accounts. Each Additional Account designated hereby is an Eligible Account;

          (c) Selection Procedures. No selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Additional Accounts designated hereby;

          (d) Insolvency. As of the Notice Date and the Addition Date, neither CFC, CCC nor the Seller are insolvent nor, after giving effect to the conveyance set forth in Section 3 of this Assignment, will any of them have been made insolvent, nor are any of them aware of any pending insolvency;

          (e) Valid Transfer. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment with the Secretary of State of the State of Michigan [and other applicable states] and, in the case of the Receivables and the Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, subject to the rights of the Purchased Receivables Owners in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts), except for Liens permitted under Section 2.06(a) of the Agreement. Except as otherwise provided in the Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets;

          (f) No Conflict. The execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound;

          (g) No Violation. The execution and delivery of this Assignment by the Seller, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller will not conflict with or violate any material Requirements of Law applicable to the Seller;

          (h) No Proceedings. There are no proceedings or, to the best knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems;

          (i) Record of Accounts. As of the Addition Date Schedule 1 to this Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date;

          (j) No Liens. Each Receivable and all Collateral Security existing on the Addition Date has been conveyed to the Trust free and clear of any Lien;

          (k) All Consents Required. With respect to each Receivable and all Collateral Security existing on the Addition Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

          (l) Eligible Receivables. On the Additional Cut-Off Date each Receivable conveyed to the Trust as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.09 of the Agreement.

          6. Conditions Precedent. The acceptance of the Trustee set forth in
Section 4 of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

          (b) Agreement. Each of the conditions set forth in Section 2.05(d) of the Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

          (c) Officer's Certificate. The Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of this Assignment, in which an officer of the Seller shall state that the representations and warranties of the Seller under Section 5 hereof are true and correct. The Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          7. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

          9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                      DAIMLERCHRYSLER WHOLESALE
                                      RECEIVABLES LLC, as Seller,

                                         By:___________________________________
                                              Name:
                                              Title:

                                      DAIMLERCHRYSLER SERVICES NORTH
                                      AMERICA LLC, as Servicer,

                                         By:___________________________________
                                              Name:
                                              Title:

                                       THE BANK OF NEW YORK, as Trustee,

                                         By:___________________________________
                                              Name:
                                              Title:

                                                                     EXHIBIT C

                     FORM OF ANNUAL SERVICER'S CERTIFICATE

         (As required to be delivered on or before each calendar year beginning with March 31, 1992, pursuant to Section
       3.05 of the Amended and Restated Pooling and Servicing Agreement)

                  DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC
                ______________________________________________

                         CARCO AUTO LOAN MASTER TRUST
                ______________________________________________

          The undersigned, duly authorized representatives of DaimlerChrysler Services North America LLC ("DCS"), as Servicer, pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended and supplemented, the "Agreement"), by and among DaimlerChrysler Wholesale Receivables LLC, as seller, DCS, as servicer, and The Bank of New York, as trustee, do hereby certify that:

                        1. DCS is, as of the date hereof, the Servicer under the Agreement.

                        2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

                        3. A review of the activities of the Servicer during the
          calendar year ended December 31,    , and of its performance under the
          Agreement was conducted under our supervision.

                        4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                        5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31, , which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default and (c) the current status of each such default: [If applicable, insert "None."]

          Capitalized terms used but not defined herein are used as defined in the Agreement.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this
Certificate this        day of          ,   .

                                       ________________________________________
                                       Name:
                                       Title:

                                       ________________________________________
                                       Name:
                                       Title:

                                                                   EXHIBIT D-1

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). */










___________________________
*/ The following should be inserted in any Certificate bearing such legend:

     The [Certificates] may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

                                    D-1-1

                                                                   EXHIBIT D-2

              THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE
               ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). */

























___________________________
*/ The following should be inserted in any Certificate bearing such legend:

     The [Certificates] may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.


                                     D-2-1

                                                                     EXHIBIT 3

B-E-O COLLATERALIZED MORTGAGE OBLIGATION (CMO)--ASSET-BACKED


                           Letter of Representations



                   ________________________________________
                               [Name of Issuer]


                   ________________________________________
                               [Name of Trustee]



                                                                   ___________
                                                                          Date



Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY  10041-0099

                  Re:   ________________________________

                        ________________________________

                        ________________________________
                               Issue Descriptions


Ladies and Gentlemen:

          This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Bonds"). Trustee will act as trustee with respect to the Bonds pursuant to a trust indenture dated _______________________, 199__ (the "Indenture"). Pursuant to an underwriting agreement dated ________________________, 199__ (the "Underwriting
Agreement"), by and between Issuer and _______________________. Issuer has agreed to issue,
                                         "Underwriter"
and Underwriter has agreed to purchase the Bonds.

          To induce The Depository Trust Company ("DTC",) to accept the Bonds as eligible for deposit at DTC. and to act in accordance with its Rules with respect to the Bonds. Issuer and Trustee make the following representations to
DTC:

          1. Subsequent to closing on the Bonds on ___________________, 199__, there shall be deposited with DTC one Bond certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Bonds in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Bonds. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million Bond certificate shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof. Cede & Co. has an interest herein.

          2. In the event of any solicitation of consents from or voting by holders of the Bonds, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

          3. In the event of a full or partial redemption or advance refunding of outstanding Bonds, Issuer or Trustee shall send notice of such event to DTC not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date the proceeds are deposited in escrow.

          4. In the event of a partial redemption or an advance refunding of part of the outstanding Bonds. Issuer or Trustee shall send a notice to DTC specifying; (a) the amount of the redemption or refunding: (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Bondholders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business day before the Publication Date. Issuer or Trustee will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date.

          5. In the event of an invitation to tender the Bonds, notice by Issuer or Trustee to Bondholders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph.

          6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Bonds.

          7. Notices to DTC pursuant to Paragraph 2 by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to Paragraph 2 by mail or by any other means shall be sent to:

                Supervisor:  Proxy
                Reorganization Department
                The Depository Trust Company
                7 Hanover Square:  23rd Floor
                New York, NY  10004-2695

          8. Notices to DTC pursuant to Paragraphs 3 and 4 by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notices shall be confirmed by telephoning (516) 227-4070. Notices to DTC pursuant to Paragraphs 3 and 4 by mail or by any other means shall be sent to:

                Call Notification Department
                The Depository Trust Company
                711 Stewart Avenue
                Garden City, NY  11530-4719

          9. Notices to DTC pursuant to Paragraph 5 and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-194, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                 Manager, Reorganization Department
                 Reorganization Window
                 The Depository Trust Company
                 7 Hanover Square; 23rd Floor
                 New York, NY  10004-2695

          10. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1.000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2 business days prior to such payment date. Such notices, which shall also contain Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or by mail or by any other means to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  7 Hanover Square, 22nd Floor
                  New York, NY  10004-2695

          11. Interest payments and payments of principal that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements such payments shall be addressed as follows:

                Manager:  Cash Receipts
                Dividend Department
                The Depository Trust Company
                7 Hanover Square, 24th Floor
                New York, NY  10004-2695

          12. Securities Eligible for DTC's Same-Day Funds Settlement System ("SDFS")

          Other payments of principal (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

          Securities Eligible for DTC's Next-Day Funds Settlement System
("NDFS")

          Other payments of principal (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                NDFS Redemption Department
                The Depository Trust Company
                55 Water Street, 50th Floor
                New York, NY  10041-0099

          13. DTC may direct Issuer or Trustee to use any other telephone number or address as the number or address to which notices or payments of interest or principal may be sent.

          14. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Bonds outstanding or an advance refunding of part of the Bonds outstanding, DTC, in its discretion; (a) may request Issuer or Agent to issue and authenticate a new Bond certificate, or (b) may make an appropriate notation on the Bond certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment if required.

          15. In the event that Issuer determines that beneficial owners of Bonds shall be able to obtain certificated Bonds, Issuer or Trustee shall notify DCT of the availability of Bond certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange Bond certificates in appropriate amounts, as required by DTC and others.

          16. DTC may discontinue its services as securities depository with respect to the Bonds at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Bonds outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Bonds to any DTC Participant having Bonds credited to its DTC accounts.

          17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:

A. If there is a Trustee  (as  defined                     Very truly yours,
in this  Letter  of  Representations).
Trustee  as well as  Issuer  must sign
this  Letter.  If there is no Trustee,
in signing this Letter  Issuer  itself
undertakes   to  perform  all  of  the
obligations Set forth herein.            _____________________________________
                                                        (Issuer)
B. Neither DTC nor Cede & Co. provides   By:__________________________________
consents or votes with  respect to any
security.  Under its usual  procedures
DTC mails an  Omnibus  Proxy to Issuer
as soon as  possible  after the record
date. The Omnibus Proxy assigns Cede &   _____________________________________
Co.    voting    rights    to    those                  Trustee
Participants   having   the   security
credited  to  their  accounts  on  the
record  date  identified  in a listing
attached  to the  Omnibus  Proxy.  The
requirement   to  advice  DTC  of  the
record  date for the  solicitation  of   By:__________________________________
consents   or  voting   set  forth  in       (Authorized Officer's Signature)
Paragraph 2 of this Letter

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: __________________________________
            (Authorized Officer)

cc:  Underwriter
     Underwriter's Counsel

                                  SCHEDULE A
                               (Describe Issue)




Principal Amount                 Maturity Date                   Interest Rate
----------------                 -------------                   -------------

                                                                   EXHIBIT F-1


                     [FORM OF CLEARANCE SYSTEM CERTIFICATE
                         TO BE GIVEN TO THE TRUSTEE BY
                         EUROCLEAR OR CLEARSTREAM FOR
                      DELIVERY OF DEFINITIVE CERTIFICATES
                        IN EXCHANGE FOR A PORTION OF A
                          TEMPORARY GLOBAL SECURITY]

                         CARCO AUTO LOAN MASTER TRUST
                       [_____________________] Auto Loan
                 Asset Backed Certificates. Series [_________]

                    [Insert title or sufficient description
                       of Certificates to be delivered]

          We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "Submitted Portion") as provided in the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended and supplemented, the "Agreement"), in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person, substantially in the form of Exhibit F-2 to the Agreement, or (b) from [ ], substantially in the form of Exhibit F-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

          We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.




                                     F-1-1

          We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:   1/                              [Euroclear Bank S.A./B.V.] 2/
                                         [Clearstream, Luxembourg] 2/

                                         By:_______________________________













________________
1/   To be dated on the Exchange Date.

2/   Delete the inappropriate reference.

                                     F-1-2

                                                                   EXHIBIT F-2

                     [FORM OF CERTIFICATE TO BE DELIVERED
                          TO EUROCLEAR OR CLEARSTREAM
                          BY [                      ]
                WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                        QUALIFIED INSTITUTIONAL BUYERS]

                         CARCO AUTO LOAN MASTER TRUST,
                        [                  ] Auto Loan
                  Asset Backed Certificates. Series [      ]

          In connection with the initial issuance and placement of the above referenced Auto Loan Asset Backed Certificates (the "Certificates"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $ aggregate principal amount of the Certificates held in our account at [Euroclear Bank S.A./B.V., as operator of the Euroclear System] [Clearstream, Luxembourg] on behalf of such investor.

          We  reasonably  believe  that  such  institutional   investor  is  a
qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

          [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

          The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $500,000 and such Definitive Certificates (and, unless the Amended and Restated Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

     "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.


                                     F-2-1

     THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE."

Dated:
                                        [                           ]

                                        By: ___________________________________
                                                   Authorized Officer

                                     F-2-2

                                                                   EXHIBIT F-3

                     [FORM OF CERTIFICATE TO BE DELIVERED
               TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER
         OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

                         CARCO AUTO LOAN MASTER TRUST,
                      [_______________________] Auto Loan
                   Asset Backed Certificates. Series [      ]

          This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account (i) are not owned by a person that is a United States person,
(ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

          This certificate excepts and does not relate to U.S. $       principal
amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.

          We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                     F-3-1

Dated:           1/                        By:_________________________
                                              As, or as agent for, the
                                              beneficial owner(s) of the
                                              interest in the Certificates
                                              to which this certificate
                                              relates.







______________
1/ This Certificate must be dated on the earlier of the date of the first actual payment of interest in respect of the Certificates and the date of the delivery of the Certificates in definitive form.

                                     F-3-2

                                                                   EXHIBIT G-1
                          FORM OF OPINION OF COUNSEL

                         Provisions to be Included in
                     Opinion of Counsel Delivered Pursuant
                            to Section 13.02(d)(i)

          (p) The Amendment to the [Amended and Restated Pooling and Servicing Agreement] [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Seller's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (q) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Amended and Restated Pooling and Servicing Agreement.

          (r) The Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders. [Include this clause
     (iii) only in the case of amendments effected pursuant to Section 13.01(a) of the Amended and Restated Pooling and Servicing Agreement.]



                                     G-1-1

                                                                   EXHIBIT G-2

                          FORM OF OPINION OF COUNSEL

             Provisions to be Included in Opinion of Counsel to be
            Delivered Pursuant to Section 13.021d)(ii) and (iii)*

          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to DaimlerChrysler Wholesale Receivables LLC (the "Seller") delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in the Amended and Restated Pooling and Servicing Agreement, dated as of December [__], 2001 (as amended and supplemented, the "Agreement"), among the Seller, as seller, DaimlerChrysler Services North America LLC, as servicer, and The Bank of New York, as trustee.

          [(a) The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]

          (b) Assuming the Receivables [in the Additional Accounts] are created under, and are evidenced solely by, Floorplan Financing Agreements, such Receivables will constitute "chattel paper" as defined under Section 9-102 of the UCC. We note that the Seller has given us an Officer's Certificate to the effect that the Receivables are created under Floorplan Financing Agreements.

          (c) If the transfer of the Receivables [in the Additional Accounts] and all [of the related] Collateral Security to the Trust pursuant to the Amended and Restated Pooling and Servicing Agreement constitutes a true sale of such Receivables and Collateral Security to the Trust:

          (i) with respect to such Receivables and Collateral Security in existence on the date hereof, such sale transfers all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the Trust, free and clear of any liens now existing or hereafter created, but subject to the rights of the Seller as holder of the CARCO Certificate;

          (ii) with respect to such Receivables and Collateral Security which come into existence after the date hereof, upon the creation of such Receivables and Collateral Security and the subsequent transfer of such Receivables and Collateral Security to the Trust in accordance with the Amended and Restated Pooling and Servicing Agreement and receipt by the Seller of the consideration therefor required pursuant to the Amended and Restated Pooling and Servicing Agreement, such sale will transfer all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the





______________
* Include bracketed language only in the case of additions of Accounts effected pursuant to Section 2.05 of the Pooling and Servicing Agreement.


                                     G-2-1

     Trust free and clear of any liens but subject to the rights of the Seller as holder of the CARCO Certificate;

     and, in either case, no further action will thereafter be required under Michigan or federal law to protect the Trust's ownership interest in the Receivables and the Collateral Security against creditors of, or subsequent purchasers from, the Seller.

          (d) If the transfer of the Receivables and Collateral Security to the Trust pursuant to the Amended and Restated Pooling and Servicing Agreement does not constitute a true sale of the Receivables and the Collateral Security to the Trust, then the Amended and Restated Pooling and Servicing Agreement as amended and supplemented by the Assignment creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Receivables and the Collateral Security and the proceeds thereof securing the obligations of the Seller thereunder. Financing statements on form UCC-1 having been filed in the offices of the Secretaries of State of the States of Michigan and [other applicable states] and accordingly, such security interest constitutes a perfected security interest in such Receivables and Collateral Security and the proceeds thereof subject to no prior liens, enforceable as such against creditors of, and subsequent purchasers from, the Seller, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles.




                                     G-2-2

                                                                     EXHIBIT H



            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                (As required by Section 2.07 of the Pooling and
                    Servicing Agreement referred to below)

                        REASSIGNMENT NO. OF RECEIVABLES, dated as of          ,
                        , by and between DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a corporation organized under the laws of the State of Delaware (the "Seller"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.


                                  WITNESSETH

          WHEREAS the Seller, DaimlerChrysler Services North America LLC, as servicer (the "Servicer"), and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended or supplemented, the "Agreement"):

          WHEREAS, pursuant to the Agreement, the Seller wishes to remove all Receivables from certain designated Accounts and the Collateral Security thereof (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts and such Collateral Security, whether now existing or hereafter created, from the Trust to the Seller (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts and such Collateral Security subject to the terms and conditions hereof.

          NOW, THEREFORE, the Seller and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Removal Commencement Date" shall mean, with respect to the Removal Accounts designated hereby,

          "Removal Date" shall mean, with respect to the Removed Accounts
     designated hereby,         ,   .

          2. Designation of Removed Accounts. The Seller shall deliver to the Trustee, any Enhancement Providers and the Rating Agencies a computer file or microfiche or written list containing a true and complete list of the Removed Accounts, specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Accounts and the Designated Balance. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date and shall amend
Schedule 1 to the Agreement.

          3. Conveyance of Receivables and Accounts. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all Receivables now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables), all proceeds (as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof relating thereto.

          (b) If requested by the Seller, in connection with such transfer, the Trustee agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

          4. Acceptance by Trustee. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Trustee the computer file or such microfiche or written list described in Section 2 of this Reassignment.

          5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Reassignment and as of the Removal Date:

          (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) No Early Amortization Event. The removal of the Accounts hereby removed shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

          (c) Selection Procedures. No selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated

     Accounts [and the selection procedures were applied so as to randomly select the Designated Account from the entire population of Accounts]; and

          (d) True and Complete List. The list of Removed Accounts described in Section 2 of this Assignment is, as of the Removal Commencement Date, true and complete in all material respects;

provided, however, that in the event that the removal on such Removal Date relates solely to Ineligible Accounts, the Seller shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.

          6. Conditions Precedent. In addition to the conditions precedent set forth in Section 2.07 of the Agreement, the obligation of the Trustee to execute and deliver this Reassignment is subject to the satisfaction, on or prior to the Removal Commencement Date, of the following additional condition precedent:

          Officers' Certificate. The Seller shall have delivered to the Trustee an Officers' Certificate certifying that (i) as of the Removal Commencement Date, all requirements set forth in Section 2.07 of the Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts and the Collateral Security, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Commencement Date. The Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          7. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                     DAIMLERCHRYSLER WHOLESALE
                                     RECEIVABLES LLC, Seller,

                                         By:_________________________________
                                             Name:
                                             Title:


                                     THE BANK OF NEW YORK, Trustee,

                                         By:_________________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT I


-------------------------------------------------------------------------------













                    CHRYSLER AUTO RECEIVABLES COMPANY LLC,

                                     Buyer

                                      and

                         CHRYSLER CREDIT CORPORATION,

                                    Seller

                        RECEIVABLES PURCHASE AGREEMENT,

                           Dated as of May 31, 1991

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.   Certain Defined Terms........................................1
SECTION 1.02.   Other Definitional Provisions................................1

                                  ARTICLE II
                           CONVEYANCE OF RECEIVABLES

SECTION 2.01.   Conveyance of Receivables....................................1
SECTION 2.02.   Representations and Warranties of the Seller Relating to
                the Seller and the Agreement.................................3
SECTION 2.03.   Representations and Warranties of the Seller
                Relating to the Receivables..................................5
SECTION 2.04.   Addition of Accounts.........................................6
SECTION 2.05.   Covenants of the Seller......................................8
SECTION 2.06.   Removal of Eligible Accounts.................................9
SECTION 2.07.   Removal of Ineligible Accounts..............................10
SECTION 2.08.   Sale of Ineligible Receivables..............................11

                                  ARTICLE III
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.01.   Acceptance of Appointment and Other Matters
                Relating to the Servicer....................................11
SECTION 3.02.   Servicing. Compensation.....................................12

                                  ARTICLE IV
                RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND
                          APPLICATION OF COLLECTIONS

SECTION 4.01.   Allocations and Applications of Collections and Other Funds.12

                                   ARTICLE V
                     OTHER MATTERS RELATING TO THE SELLER

SECTION 5.01.   Merger or Consolidation of, or Assumption,
                of the Obligations of the Seller............................12

                                  ARTICLE VI
                                  TERMINATION

                                  ARTICLE VII
                           MISCELLANEOUS PROVISIONS

SECTION 7.01.   Amendment...................................................13
SECTION 7.02.   Protection of Right, Title and Interest to Receivables......14
SECTION 7.03.   Limited Recourse............................................15
SECTION 7.04.   No Petition.................................................15
SECTION 7.05.   GOVERNING LAW...............................................15
SECTION 7.06.   Notices.....................................................15
SECTION 7.07.   Severability of Provisions..................................16
SECTION 7.08.   Assignment..................................................16
SECTION 7.09.   Further Assurances..........................................16
SECTION 7.10.   No Waiver; Cumulative Remedies..............................16
SECTION 7.11.   Counterparts................................................16
SECTION 7.12.   Third-Party Beneficiaries...................................16
SECTION 7.13.   Merger and Integration......................................16
SECTION 7.14.   Headings....................................................16

Exhibit A      Form of Assignment
Exhibit B      Form of Opinion of Counsel
Exhibit C      Form of Opinion of Counsel
Exhibit D      Form of Reassignment

          RECEIVABLES PURCHASE AGREEMENT, dated as of May 31, 1991, between CHRYSLER AUTO RECEIVABLES COMPANY LLC, a corporation organized under the laws of the State of Delaware (the "Buyer"), and CHRYSLER CREDIT CORPORATION, a corporation organized under the laws of the State of Delaware (the "Seller").

                             W I T N E S S E T H :

          WHEREAS the Seller in the ordinary course of its business finances the purchase of floorplan inventory by automotive dealers thereby generating certain payment obligations;

          WHEREAS the Seller wishes to sell certain of such existing and future payment obligations from time to time to the Buyer; and

          WHEREAS the Buyer desires to sell such payment obligations to CARCO Auto Loan Master Trust, pursuant to a Pooling and Servicing Agreement dated as of May 31, 1991 (as the same may from time to time be amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), among the Buyer, as seller, the Seller, as servicer, and Manufacturers and Traders Trust Company, as trustee (the "Trustee").

          NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01 Certain Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. In addition, the term "Agreement" means this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          SECTION 1.02 Other Definitional Provisions. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, subsection, schedule, and exhibit references are to this Agreement unless otherwise specified.

                                  ARTICLE II

                           CONVEYANCE OF RECEIVABLES

          SECTION 2.01. Conveyance of Receivables. By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Buyer on the first Closing Date, in the case of Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof. Subject to Article VI, as of each Business Day prior to the earlier of (x) the occurrence of an Early Amortization Event specified in Section 9.01(b), (c),
(d), or (e) of the Pooling and Servicing Agreement and (y) the Trust Termination Date, on which Receivables are created in the Accounts (a "Transfer Date"), the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Buyer, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Designated Account from and after the applicable Removal Commencement Date) and all Collateral Security with respect thereto owned by the Seller at the close of business on such Transfer Date and not theretofore conveyed to the Buyer, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Buyer of any obligation of the Servicer, the Seller, CFC, Chrysler or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          In connection with such sales, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) naming the Seller as "seller" and the Buyer as "buyer" thereon with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-105 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or prior to the first Closing Date, in the case of Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. In addition, the Seller shall cause to be timely filed in the appropriate filing office any UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to the Seller. The Buyer shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales. The parties hereto intend that the transfers of Receivables effected by this Agreement be sales. In connection with such sales, the Seller further agrees, at its own expense, on or prior to the first Closing Date, in the case of Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removed Accounts, (a) to indicate in its computer files and to cause CFC to indicate in its computer files as required by the Receivables Sales Agreement dated as of the date hereof between CFC and the Seller (the "Receivables Sale Agreement"), that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Buyer pursuant to this Agreement and sold to the Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders and the other Beneficiaries and (b) to deliver to the Buyer a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Cut-Off Date, in the case of Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number, (ii) the aggregate amount of Receivables outstanding in such Account and (iii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

          In consideration for the sale of Receivables, together with the related Collateral Security, sold to the Buyer on first Closing Date, the Buyer shall pay to the Seller $495,855,802.38 in cash. Subject to Article VI, the purchase price for the Receivables sold by the Seller to the Buyer on each Addition Date and on each Transfer Date thereafter shall be a price agreed to by the Buyer and the Seller at the time of acquisition by the Buyer, which price shall not, in the opinion of the Buyer, be materially less favorable to the Buyer than prices for transactions of a generally similar character at the time of the acquisition taking into account the quality of such Receivables and other pertinent factors; provided that such consideration shall in any event not be less than reasonably equivalent value therefor.

          SECTION 2.02. Representations and Warranties of the Seller Relating to the Seller and the Agreement. The Seller hereby represents and warrants to the Buyer as of each Closing Date that:

          (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

          (d) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the Seller.

          (f) No Proceedings. There are no proceedings or, to the best knowledge of the Seller, investigations, pending or threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems.

          (g) All Consents Required. All appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof or thereof, have been obtained.

          (h) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i) Record of Accounts. As of the first Closing Date, in the case of initial Accounts and, as of the applicable Addition Date, in the case of the Additional Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or such applicable Additional Cut-Off Date, as the case may be.

          (j) Valid Transfer. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof. Upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of Michigan and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Buyer shall have a first priority perfected ownership interest in such property, subject to the rights of the Purchasers in any Collateral Security in respect of the Partial Accounts (other than the vehicles relating to Principal Receivables arising in the Partial Accounts), except for Liens permitted under Section 2.05(a).

          Except as otherwise provided in the Pooling and Servicing Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets.

          The representations and warranties set forth in this Section 2.02 shall survive the transfer and assignment of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

          In the event of any breach of any of the representations and warranties set forth in this Section 2.02 and if, in connection therewith, the Buyer shall be obligated to purchase the Certificateholders' Interest pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall repurchase the Receivables and the Collateral Security and shall pay to the Buyer on the Business Day preceding the Distribution Date on which such purchase of the Certificateholders' Interest is to be made an amount equal to the purchase price for the Certificateholders' Interest as specified in the Pooling and Servicing Agreement. The obligation of the Seller to purchase the Receivables pursuant to this Section 2.02 shall constitute the sole remedy against the Seller respecting an event of the type specified in the first sentence of this Section 2.02 available to the Buyer and to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).

          SECTION 2.03. Representations and Warranties of the Seller Relating to the Receivables.

          (a) Representations and Warranties. The Seller hereby represents and warrants to the Buyer that:

          (i) Each Receivable and all Collateral Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Buyer free and clear of any Lien, subject to the rights of the Purchasers in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to the Principal Receivables arising in the Partial Accounts).

          (ii) With respect to each Receivable and all Collateral Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Buyer have been duly obtained, effected or given and are in full force and effect.

          (iii) On the Cut-off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional

     Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

          (iv) On the first Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Buyer on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Buyer in accordance with Section 2.08.

          (b) Notice of Breach. The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the other party.

          (c) Repurchase. In the event any representation or warranty under
Section 2.03(a) is not true and correct as of the date specified therein with respect to any Receivable or Account and the Buyer is, in connection therewith, required to purchase such Receivable or all Receivables in such Account pursuant to Section 2.04(a) of the Pooling and Servicing Agreement, then, within 30 days (or such longer period as may be agreed to by the Buyer) of the earlier to occur of the discovery of any such event by the Seller or the Buyer, or receipt by the Seller or the Buyer of written notice of any such event given by the Trustee or any Enhancement Providers, the Seller shall repurchase the Receivable or Receivables of which the Buyer is required to accept reassignment pursuant to the Pooling and Servicing Agreement on the Business Day preceding the Distribution Date on which such reassignment is to occur.

          The Seller shall purchase each such Receivable by making a payment to the Buyer in immediately available funds on the Business Day preceding the Distribution Date on which such reassignment is to occur in an amount equal to the Purchase Price for such Receivable. Upon payment of the Purchase Price, the Buyer shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivable, all Collateral Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Seller to repurchase any such Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Buyer and to the Certificateholders (or the Trustee on behalf of Certificateholders).

          SECTION 2.04. Addition of Accounts. (a) The Seller may from time to time offer to voluntarily designate additional Eligible Accounts (including Partial Accounts) to be included as Accounts, subject to the conditions specified in paragraph (b) below. If any such offer is accepted by the Buyer, Receivables and Collateral Security from such Additional Accounts shall be sold to the Buyer effective on a date (the "Addition Date") specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Buyer and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such

Additional Accounts (the "Addition Notice") on or before the fifth Business Day but not more than 30th day prior to the related Addition Date (the `Notice Date"). The Addition Notice shall also specify whether such Additional Accounts are Partial Accounts.

          (b) The Seller shall be permitted to convey to the Buyer the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Seller as such pursuant to Section 2.04(a) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

          (i) The Seller shall provide the Buyer and any Enhancement Providers with a timely Addition Notice.

          (ii) Such Additional Accounts shall all be Eligible Accounts.

          (iii) The Seller shall have delivered to the Buyer a duly executed written assignment (including an acceptance by the Buyer) in substantially the form of Exhibit A (the "Assignment") and the computer file microfiche or written list required to be delivered pursuant to
     Section 2.01.

          (iv) The Seller shall have delivered to the Buyer for deposit in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date.

          (v) (A) No selection procedures believed by the Seller to be adverse to the interests of the Buyer or the Beneficiaries were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither the Seller, the Buyer nor the Servicer are insolvent nor will have been made insolvent by such transfer nor are aware of any pending insolvency.

          (vi) The Rating Agency Condition shall have been satisfied.

          (vii) The addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event.

          (viii) The Seller shall have delivered to the Buyer and any Enhancement Providers a certificate of a Vice President or more senior officer confirming the items set forth in paragraphs (ii) through (vii) above.

          (ix) On or before each Addition Date, the Seller shall deliver to the Buyer and any Enhancement Providers an opinion of counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit B.

          (b) The Seller hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.04(b)(v). The representations and warranties set forth in Section 2.04(b)(v) shall survive the sale and assignment of the respective Receivables and Collateral Security to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other party and to any Enhancement Providers.

          (c) At least 20 days prior to each Addition Date in respect of the designation of any Additional Accounts pursuant to this Section 2.04, the Seller shall have given written notice of such designation to the Rating Agencies.

          SECTION 2.05. Covenants of the Seller. The Seller hereby covenants that:

          (a) No Liens. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or (subject to the rights of the Purchasers with respect to the Collateral Security arising in the Partial Accounts (other than the Vehicles relating to any Principal Receivables)) suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Buyer and the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

          (b) Floorplan Financing Agreements and Guidelines. The Seller shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Seller may change the terms and provisions of the Floorplan Financing Agreement or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon) only if such change would be permitted pursuant to Section 3.01(d) of the Pooling and Servicing Agreement.

          (c) Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Buyer then the Seller agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in the case of Partial Accounts Collections of Principal Receivables shall be allocated to the Principal Receivables to which such Collections relate. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Buyer and by the Buyer to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Buyer and Collections with respect thereto shall continue to be allocated and paid in accordance with
Article IV of the Pooling and Servicing Agreement.

          (d) Delivery of Collections. In the event that the Seller receives Collections, the Seller agrees to pay the Servicer or any Successor Servicer all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller, but in no event later than two days after the receipt by the Seller thereof.

          (e) Notice of Liens. The Seller shall notify the Buyer and the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or under the Pooling and Servicing Agreement.

          (f) Compliance with Law. The Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to the Seller.

          SECTION 2.06. Removal of Eligible Accounts. (a) On each Determination Date on which Accounts are removed from the Trust pursuant to
Section 2.07 of the Pooling and Servicing Agreement, the Buyer shall be deemed to have offered to the Seller automatically and without notice to or action by or on behalf of the Buyer, the right to remove Eligible Accounts from the operation of this Agreement in the manner prescribed in Section 2.06(b).

          (b) To accept such offer and remove Accounts, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) not less than five Business Days prior to the Removal Commencement Date, furnish to the Buyer, the Trustee, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts the future generated Receivables of which are to be removed from the Trust and retransferred (the "Designated Accounts");

          (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the aggregate balance of Principal Receivables in respect of each such Designated Account (the "Designated Balance") and amend Schedule 1 by delivering to the Buyer a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

          (iii) from and after such Removal Commencement Date, cease to transfer to the Buyer any and all Receivables arising in such Designated Accounts;

          (iv) from and after such Removal Commencement Date, allocate all Collections of Principal Receivables in respect of each Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Determination Date on which the Designated Balance with respect to such Designated Account is reduced to zero (the "Removal Date");

          (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Buyer Defaulted Receivables and Collections of Non-Principal Receivables in respect of each Designated Account, based on the ratio of the aggregate amount of Principal Receivables in all Designated Accounts sold to the Buyer on such Business Day to the total aggregate amount of Principal Receivables in all such Designated Accounts on such Business Day and (B) to the Seller, the remainder of the Defaulted Receivables and Collections of Non-Principal Receivables in all such Designated Accounts on such Business Day;

          (vi) represent and warrant that the removal of any such Eligible Account on any Removal Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

          (vii) represent and warrant that no selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts;

          (viii) represent and warrant as of the Removal Date that the list of Removed Accounts delivered pursuant to clause (ii) above, as of the Removal Commencement Date, is true and complete in all material respects; and

          (ix) on or before the related Removal Commencement Date, deliver to Buyer, the Trustee and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (vi) and (viii) above and confirming that the Seller reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event; the Buyer may conclusively rely on such officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          (b) Subject to Section 2.06(b), on the Removal Date with respect to any such Designated Account, the Seller shall cease to allocate any Collections therefrom in accordance with Section 2.06(b) and such Designated Account shall be deemed removed by operation of this Agreement for all purposes (a "Removed Account"). After the Removal Date and upon the written request of the Servicer, the Buyer shall deliver to the Seller a reassignment in substantially the form of Exhibit D (the "Reassignment").

          SECTION 2.07. Removal of Ineligible Accounts. (a) On any date on which an Account becomes an ineligible Account (which shall be deemed the Removal Commencement Date with respect to such Account), the Seller shall commence removal of the Receivables of such ineligible Account in the manner prescribed in Section 2.07(b).

          (b) With respect to each Account that becomes an Ineligible Account, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) furnish to the Buyer, the Trustee and any Enhancement Providers a Removal Notice specifying a Removal Commencement Date and the Ineligible Accounts to be treated as Designated Accounts;

          (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the Designated Balance with respect to each such Designated Account and amend Schedule 1 by delivering to the Buyer a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

          (iii) from and after such Removal Commencement Date, cease to transfer to the Buyer any and all Receivables arising in such Designated Accounts;

          (iv) from and after such Removal Commencement Date, allocate Collections of Principal Receivables in respect of each Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Removal Date with respect thereto; and

          (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Buyer Defaulted Receivables and Collections of Non-Principal Receivables in respect of each Designated Account, based on the ratio of the aggregate amount of Principal Receivables in all Designated Accounts sold to the Buyer on such Business Day to the total aggregate amount of Principal Receivables in all such Designated Accounts on such Business Day and (B) to the Seller, the remainder of the Defaulted Receivables and Collections of Non-Principal Receivables in all such Designated Accounts on such Business Day.

          (c) On the Removal Date with respect to any such Designated Account, the Seller shall cease to allocate any Collections therefor in accordance herewith and such Designated Account shall be deemed a Removed Account. After the Removal Date and upon the written request of the Servicer, the Buyer shall deliver to the Seller a Reassignment.

          SECTION 2.08. Sale of Ineligible Receivables. The Seller shall sell to the Buyer on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that on the Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES

          SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) The Seller agrees to act as the Servicer under this Agreement and the Pooling and Servicing Agreement, and the Buyer consents to the Seller acting as Servicer. The Seller will have ultimate responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to such Receivables, to the extent such authority is granted to the Servicer under this Agreement and the Pooling and Servicing Agreement.

          (b) The servicer shall service and administer the Receivables in accordance with the provisions of the Pooling and Servicing Agreement.

          SECTION 3.02. Servicing. Compensation. As full compensation for its servicing activities hereunder and under the Pooling and Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee shall be paid in accordance with the terms of the Pooling and Servicing Agreement.

                                  ARTICLE IV

                       RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.01. Allocations and Applications of Collections and Other Funds. The Servicer will apply all Collections with respect to the Receivables and all funds on deposit in the Collection Account as described in Article IV of the Pooling and Servicing Agreement.

                                   ARTICLE V

                     OTHER MATTERS RELATING TO THE SELLER

          SECTION 5.01. Merger or Consolidation of, or Assumption, of the Obligations of the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) The corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Seller hereunder; and

          (b) the Seller has delivered to the Buyer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with. Section 5.02. Seller Indemnification of the Buyer. The Seller shall indemnify and hold harmless the Buyer, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the seller pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant thereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Buyer if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or wilful misconduct by the Buyer: and provided further, that the Seller shall not indemnify the Buyer for any liabilities, cost or expense of the Buyer with respect to any Federal, state or local income or franchise taxes or the Michigan Single Business tax (or any interest or penalties with respect thereto) required to be paid by the Buyer in connection herewith to any taxing authority. Any indemnification under this Article V shall survive the termination of the Agreement.

                                  ARTICLE VI

                                  TERMINATION

          This Agreement will terminate immediately after the Trust terminates pursuant to the Pooling and Servicing Agreement. In addition, the Buyer shall not purchase Receivables nor shall the Seller designate Additional Accounts if the Seller shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an "Involuntary Case") and such Involuntary Case shall have continued for a period of ten Business Days from and including the day of receipt by the Seller at its principal corporate office of notice of such Involuntary case; provided, that during such ten Business Day period, the Buyer shall suspend its purchase of Receivables and shall hold all Collections of Principal Receivables that would have been available to purchase Receivables in the Collection Account and (a) if by the first Business Day after such ten Business Day period, the Buyer has not obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Receivables by the Seller to the Buyer and which provided that the Buyer and any of its transferees (including the Trustee) may rely on such order for the validity and nonavoidance of such transfer (the "Order"), the Buyer shall hold such Collections in the Collection Account until such time as they may be paid as elsewhere provided herein and shall not purchase Receivables thereafter or designate Additional Accounts for transfer to the Buyer, or (b) if by such first Business Day, the Buyer has obtained such Order, the Seller may continue selling Receivables, and the Buyer may continue purchasing Receivables, pursuant to the terms hereof, as modified by the immediately succeeding sentence. During the period after the 10 Business Day period described above and before the 60-day period before filing described below, the purchase price of the Receivables transferred during such period, notwithstanding anything in this Agreement to the contrary, shall be paid to the Seller by the Buyer in cash not later than the same Business Day of any sale of Receivables. During such period, Receivables will be considered transferred to the Buyer only to the extent that the purchase price therefor has been paid in cash on the same Business Day. If an order is obtained but subsequently is reversed or rescinded or expires, the Seller shall immediately cease selling Receivables to the Buyer and the Buyer shall immediately cease buying Receivables. If by the first Business Day after the sixty-day period after such involuntary filing, such involuntary Case has not been dismissed, the Buyer shall not purchase thereafter Receivables or designated Additional Accounts for transfer to the Issuer.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

          SECTION 7.01. Amendment. (a) This Agreement may be amended from time to time by the Seller and the Buyer; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Seller addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder.

          (b) This Agreement may also be amended from time to time by the Buyer and Seller with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed with the amount available under any Enhancement without the consent of each affected Investor Certificateholder,
(ii) change the definition of or the manner of calculating the interest of any Investor Certificateholders without the consent of each affected Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Certificateholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Seller shall furnish notification of the substance of such amendment to each investor
Certificateholder Enhancement Providers and to each Rating Agency.

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

          SECTION 7.02. Protection of Right, Title and Interest to Receivables. (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer's right, title and interest to the Receivables and Collateral Security relating thereto to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 7.02(a).

          (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in Michigan, the Seller shall give the Buyer notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

          (c) The Seller will give the Buyer prompt written notice of any relocation of any office at which it keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain its principal executive officer within the United States of America.

          (d) The Seller will deliver to the Buyer: (i) upon the execution and delivery of each amendment of this Agreement, an opinion of Counsel to the effect specified in Exhibit B; (ii) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section
2.04 hereof, an opinion of Counsel substantially in the form of Exhibit C; and
(iii) on or before March 31 of each year, beginning with March 31, 1992, an opinion of Counsel dated as of a date during such 90-day period, substantially in the form of Exhibit C.

          SECTION 7.03. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Buyer hereunder shall not be recourse to the Buyer (or any person or organization acting on behalf of the Buyer or any affiliate, officer or director of the Buyer), other than to (a) the portion of the Seller's Interest on any date of determination which is in excess of the Required Participation Amount and (b) any other assets of the Buyer not pledged to third parties or otherwise encumbered in a manner permitted by the Seller's Certificate of Incorporation; provided, however, that any payment by the Seller made in accordance with this Section 7.03 shall be made only after payment in full of any amounts that the Seller is obligated to deposit in the Collection Account pursuant to this Agreement; provided further that the Investor Certificateholders shall be entitled to the benefits of the subordination of the Collections allocable to the Seller's Interest to the extent provided in the Supplements.

          SECTION 7.04. No Petition. The Seller hereby covenants and agrees that it will not at any time institute against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

          SECTION 7.05. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 7.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to the parties at such addresses specified in the Pooling and Servicing Agreement.

          SECTION 7.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and of the Certificates or rights of the Certificateholders.

          SECTION 7.08. Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the seller without the prior consent of the Buyer and the Trustee. The Buyer may assign its rights, remedies, powers and privileges under this Agreement to the Trust pursuant to the Pooling and Servicing Agreement. In addition, the Buyer may assign its rights and obligations under this Agreement to a Designated Affiliate pursuant to Section 7.04 of the Pooling and Servicing Agreement.

          SECTION 7.09. Further Assurances. The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Buyer more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 7.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 7.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 7.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 7.14. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          IN WITNESS WHEREOF, the Seller and the Buyer have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                      CHRYSLER AUTO RECEIVABLES
                                      COMPANY LLC,
                                      Buyer,


                                      By: ____________________________________
                                           Name:
                                           Title:


                                      CHRYSLER CREDIT CORPORATION,
                                      Seller,


                                      By: ____________________________________
                                           Name:
                                           Title:

                                                              Exhibit A to RPA


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

(As required by Section 2.04 of
the Receivables Purchase Agreement)

                                  ASSIGNMENT No. __ OF RECEIVABLES IN ADDITIONAL
                             ACCOUNTS dated as of __________, ____, between Chrysler Auto Receivables Company, as buyer (the "Buyer") and Chrysler Credit Corporation, as seller (the "Seller"), pursuant to the Receivables Purchase Agreement referred to below.


                             W I T N E S S E T H:

          WHEREAS the Seller and the Buyer are parties to a Receivables Purchase Agreement, dated as of May 31, 1991 (as amended or supplemented, the "Receivables Purchase Agreement");

          WHEREAS pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or thereafter created, to the Buyer (as each such term is defined in the Receivables Purchase Agreement); and

          WHEREAS, the Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller and the Buyer hereby agree as follows:

          (i) Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, _________________, ____________.

          (ii) Designation of Additional Accounts. The Seller hereby delivers herewith a computer file or microfiche or written list containing a true and complete list identifying all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment supplement Schedule 1, to the Agreement.

          (iii) Conveyance of Receivables. (1) The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in



                                     I-A-1
     the Receivables Purchase Agreement), to the Buyer, on the Addition Date all of its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto owned by the Seller and existing at the close of business on the Additional Cut-Off Date and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Buyer of any obligation of the Servicer, the Seller, CFC, Chrysler or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          (2) In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-105 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or prior to the Addition Date. In addition, the Seller shall cause to be timely filed in the appropriate filing office any UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to the Seller. The Buyer shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Agreement be sales.

          (3) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the Addition Date to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned, to the Buyer pursuant to this Assignment and sold to the Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders and the other Beneficiaries.

          (iv) Acceptance by the Buyer. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Buyer pursuant to Section 3(a) of this Assignment. The Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Buyer the computer file or microfiche or written list described in Section 2 of this Assignment.

          (v) Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as of the date of this Assignment and as of the Addition Date that:

                                     I-A-2

                    (1) Legal, Valid and Binding Obligation. This Assignment
               constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

                    (2) Organization and Good Standing. The Seller is a
               corporation duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment.

                    (3) Due Qualification. The Seller is duly qualified to do
               business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

                    (4) Eligible Accounts. Each Additional Account designated
               hereby is an Eligible Account.

                    (5) Selection Procedures. No selection procedures believed by the Seller to be adverse to the interests of the Buyer or the Beneficiaries were used in selecting the Additional Accounts designated hereby.

                    (6) Insolvency. As of the Notice Date and the Addition
               Date, neither the Seller, the Buyer nor the Servicer are insolvent nor will any of them have been made insolvent after giving effect to the conveyance set forth in Section 3 of this Assignment, nor are any of them aware of any pending insolvency.

                    (7) Valid Transfer. This Assignment constitutes a valid
               sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Collateral Security thereof. Upon the filing of the financing statements described in Section 3 of this Assignment with the Secretary of State of the State of Michigan [and other applicable states] and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Buyer shall have a first priority perfected ownership interest in such property subject to the rights of the Purchasers in any Collateral Security in respect of the Partial

                                     I-A-3

               Accounts (other than vehicles relating to Principal Receivables arising in the Partial Accounts, except for liens permitted under Section 2.06(a) of the Receivables Purchase Agreement. Except as otherwise provided in the Pooling and Servicing Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets.

                    (8) Due Authorization. The execution and delivery of this
               Assignment and the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

                    (9) No Conflict. The execution and delivery of this
               Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Seller is a party or by which it or its properties are bound.

                    (10) No Violation. The execution and delivery of this
               Assignment by the Seller, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

                    (11) No Proceedings. There are no proceedings or, to the
               best knowledge of the Seller, investigations pending or threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment, (v) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (vi) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems.

                    (12) Record of Accounts. As of the Addition Date Schedule
               1 to this Assignment is an accurate and complete listing in all material

                                     I-A-4
               respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date.

                    (13) No Liens. Each Receivable and all Collateral Security
               existing on the Addition Date has been conveyed to the Buyer free and clear of any Lien, subject to the rights of the Purchasers in any Collateral Security in respect of the Partial Accounts (other than the vehicles relating to the Principal Receivables arising in the Partial Accounts).

                    (14) All Consents Required. With respect to each
               Receivable and all Collateral Security existing on the Addition Date, all appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Assignment and the Certificates, the conveyance of each Receivable and Collateral Security, the performance of the transactions contemplated by this Assignment, and the fulfillment of the terms hereof or thereof, have been obtained, effected or given and are in full force and effect.

                    (15) Eligible Receivables. On the Additional Cut-Off Date
               each Receivable conveyed to the Buyer as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Buyer in accordance with Section 2.08 of the Receivables Purchase Agreement.

          (vi) Conditions Precedent. The acceptance of the Buyer set forth in
     Section 4 of this Assignment are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                    (1) Representations and Warranties. Each of the
               representations and warranties made by the Seller in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

                    (2) Agreement. Each of the conditions set forth in Section
               2.04(b) of the Receivables Purchase Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

                    (3) Additional Information. The Seller shall have
               delivered to the Buyer such information as was reasonably requested by the Buyer to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) of this Assignment.

          (vii) Ratification of Agreement. As supplemented by this Assignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the

                                     I-A-5

     Receivables Purchase Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          (ix) Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

          (x) GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                     I-A-6

          IN WITNESS WHEREOF, the Seller and the Buyer have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                     CHRYSLER AUTO RECEIVABLES COMPANY,
                                     Buyer,


                                     By: ______________________________________
                                          Name:
                                          Title:


                                     CHRYSLER CREDIT CORPORATION,
                                     Seller,


                                     By: ______________________________________
                                          Name:
                                          Title:




                                     I-A-7

                                                              Exhibit B to RPA

                          FORM OF OPINION OF COUNSEL

                      (As required by Section 7.02(d) of
                      the Receivables Purchase Agreement)

          (a) The Amendment to the Receivables Purchase Agreement, attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Seller's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The Amendment has been entered into in accordance with the terms and provisions of Section 7.01 of the Receivables Purchase Agreement.

          (c) The Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders. [Include this clause (iii) only in the case of amendments effected pursuant to
          Section 7.01(a) of the Receivables Purchase Agreement.]

                                     I-B-1

                                                              EXHIBIT C TO RPA

                          FORM OF OPINION OF COUNSEL

                    Provisions to Be Included in Opinion of
                 Counsel Delivered Pursuant to Section 7.02(d)
                    of the Receivables Purchase Agreement*

          The opinions set forth below may be subject to all the applicable qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to Chrysler Credit Corporation (the "Seller"), delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in the Receivables Purchase Agreement dated as of May 31, 1991 (the "Receivables Purchase Agreement"), between Chrysler Auto Receivables Company, as buyer (the "Buyer") and the Seller.

          [(a) The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]

          (b) Assuming Receivables [in the Additional Accounts] are created under, and are evidenced solely by, Floorplan Financing Agreements, such Receivables will constitute "chattel paper" as defined under Section 9-105 of the UCC.

          (c) With respect to Receivables [in the Additional Accounts] in existence on the date hereof with respect to Receivables [in the Additional Accounts] that come into existence after the date hereof, upon the creation of such Receivables and the subsequent transfer of such Receivables to the Buyer free and clear of any Liens in accordance with the Receivables Purchase Agreement and receipt by the Seller of the consideration therefor required pursuant to the Receivables Purchase Agreement, a bankruptcy court having jurisdiction over the Seller (i) would not be entitled to compel the turnover of such Receivables or the proceeds thereof to the Seller under Section 542 of the Bankruptcy Code and (ii) would not be entitled to treat such Receivables or the proceeds thereof as assets included in the estate of the Seller pursuant to Section 541 of the Bankruptcy Code or subject to the automatic stay provision of Section 362(a) of the Bankruptcy Code.

______________
* Include bracketed language only in the case of additions of Accounts effected pursuant to Section 2.04 of the Receivables Purchase Agreement.




                                     I-C-1

                                                              EXHIBIT D TO RPA

                      FORM OF REASSIGNMENT OF RECEIVABLES

                      (As required by Section 2.06 of the
               Receivables Purchase Agreement referred to below)

                                       REASSIGNMENT NO. _______ OF RECEIVABLES,
                                  dated as of __________, ____ by and between CHRYSLER AUTO RECEIVABLES COMPANY, as buyer (the "Buyer"), and CHRYSLER CREDIT CORPORATION, as seller (the "Seller"), pursuant to the Receivables Purchase Agreement referred to below.

                                  WITNESSETH

          WHEREAS the Seller and the Buyer are parties to the Receivables Purchase Agreement, dated as of May 31, 1991 (as amended or supplemented, the "Receivables Purchase Agreement");

          WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to remove all Receivables from certain designated Accounts and the Collateral Security thereof (the "Removed Accounts") and to cause the Buyer to reconvey such Removed Accounts and such Collateral Security, whether now existing or hereafter created, from the Buyer to the Seller (as each such term is defined in the Receivables Purchase Agreement); and

          WHEREAS the Buyer is willing to accept such designation and to reconvey the Receivables in the Removed Accounts and such Collateral Security subject to the terms and conditions hereof.

          NOW, THEREFORE, the Seller and the Buyer hereby agree as follows:

          (i) Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Removal Commencement Date" shall mean, with respect to the Removal Accounts designated hereby, _________________, __________. "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, _________________, __________.

          (ii) Designation of Accounts to be Removed. The Seller shall deliver to the Buyer, the Trustee, any Enhancement Providers and the Rating Agencies a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Accounts and the Designated Balance. Such list shall be marked as Schedule 1 to this Reassignment and

                                     I-D-1
     shall be incorporated into and made a part of this Reassignment as of the Removal Date and shall amend Schedule 1 to the Receivables Purchase Agreement.

          (iii) Conveyance of Receivables and Accounts. (1) The Buyer does hereby transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all Receivables now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof relating thereto.

                    (2) If requested by the Buyer, in connection with such
               transfer, the Buyer agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

          (iv) Acceptance by Buyer. The Buyer hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Buyer the computer file or microfiche or written list described in Section 2 of this Reassignment.

          (v) Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as of the Removal Date:

                    (1) Legal, Valid and Binding Obligation. This Reassignment
               constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                    (2) No Early Amortization Event. The removal of any such
               Eligible Account hereby removed shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

                                     I-D-2

                    (3) Selection Procedures. No selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts; and

                    (4) The list of Removed Accounts delivered pursuant to
               Section 2 of this Reassignment, as of the removal Commencement Date, is true and complete in all material respects;

provided, however, that in the event that the removal on such Removal Date relates solely to Ineligible Accounts, the Seller shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.

          (vi) Conditions Precedent. The ratification of the Receivables Purchase Agreement set forth in Section 7 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

               Officers' Certificate. The Seller shall have delivered to the Buyer, the Trustee and the Enhancement Providers an Officers' Certificate certifying that each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the Removal Date and that the Seller reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event. The Buyer may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          (vii) Ratification of Receivables Purchase Agreement. As supplemented by this Reassignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          (viii) Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          (ix) GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                     I-D-3

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                      CHRYSLER AUTO RECEIVABLES COMPANY,
                                      Buyer,


                                      By: _____________________________________
                                           Name:
                                           Title:


                                      CHRYSLER CREDIT CORPORATION,
                                      Seller,


                                      By: _____________________________________
                                           Name:
                                           Title:


                                     I-D-4

                                  Schedule 1

                               List of Accounts

                         [Deemed to be incorporated.]








                                     I-D-1

                                                                     EXHIBIT J

                           FORM OF SUBORDINATED NOTE

                                                            New York, New York
                                                                 June 18, 1991

          FOR VALUE RECEIVED, the undersigned, Chrysler Auto Receivables Company, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Chrysler Financial Corporation ("CFC") in lawful money of the United States of America in immediately available funds the principal amount outstanding on May 31, 2012 (the "Maturity Date"), in respect of monies borrowed by the Company from CFC from time to time to fund the purchase of Receivables by the Company from Chrysler Credit Corporation ("CCC") pursuant to a Receivables Purchase Agreement dated as of May 31, 1991, between the Company and CCC. The Company may, at its option, prepay this Note in whole or in part at any time and from time to time from and after the date hereof; provided, however, that in no event shall the holder hereof have any right to demand any payment of principal hereunder prior to the Maturity Date.

          Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Pooling and Servicing Agreement dated as of May 31, 1991 (the "Pooling and Servicing Agreement"), among the Company, as seller, CCC, as servicer, and Manufacturers and Traders Trust Company, as trustee.

          The undersigned further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at the rate per annum equal to ___________________________. Interest shall be payable in arrears on each Distribution Date commencing on the first such date to occur after the date hereof and upon final payment of the unpaid principal amount hereof.

          This Note is subordinate and junior in right and time of payment to all "Senior Debt" of the Company, which is any Indebtedness of the Company and all renewals, extensions, refinancings and refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment hereto. "Indebtedness" is any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto) whether any such indebtedness would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with generally accepted accounting principles.

          All scheduled payments of principal and interest in respect of Senior Debt must be paid before this Note shall be payable, and all scheduled payments of principal and interest on this Note shall be payable only to the extent that the Company, after paying all of its accounts payable and other current expenses, has the funds to make such payments. The Company agrees, and the holder hereof by accepting this Note agrees, to the subordination provisions herein contained. Notwithstanding any provisions herein to the contrary, the obligations of the Company hereunder shall not be recourse to the CARCO Auto Loan Master Trust or any assets thereof formed pursuant to the Pooling and Servicing Agreement.

          The holder of this Note, by its acceptance hereof, hereby covenants and agrees that it will not at any time institute against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be duly executed as of the day and year first above written.

                                      CHRYSLER AUTO RECEIVABLES COMPANY,


                                      By:______________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT K

                                    ASSIGNMENT AND ASSUMPTION AGREEMENT
                                    (the "Agreement") dated as of ____________, ______________ (the "Assumption Date"),
                                    by and among DAIMLERCHRYSLER WHOLESALE
                                    RECEIVABLES LLC, a Delaware limited
                                    liability company headquartered in
                                    Southfield, Michigan ("DCWR"),
                                    [____________________] (the "Designated
                                    Affiliate"), a Delaware corporation
                                    headquartered in [________________], and
                                    THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

          WHEREAS DCWR, the Trustee and DaimlerChrysler Services North America LLC, as servicer (the "Servicer"), are parties to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended or supplemented, the "Amended and Restated Pooling and Servicing Agreement");

          WHEREAS DCWR wishes to sell, transfer, assign and otherwise convey all, but not less than all, of its right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and any other agreement, document or instrument relating to the Amended and Restated Pooling and Servicing Agreement or the transactions contemplated thereby (the "Trust Documents") and its obligations thereunder to the Designated Affiliate pursuant to a Designated Affiliate Transfer as set forth in Section 7.04 of the Amended and Restated Pooling and Servicing Agreement;

          WHEREAS the Designated Affiliate agrees to assume the performance of every covenant and obligation of DCWR under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents; and

          WHEREAS the Trustee is willing to accept an assignment to and assumption by the Designated Affiliate subject to the terms and conditions hereof and of the Amended and Restated Pooling and Servicing Agreement;

          NOW, THEREFORE, DCWR, the Designated Affiliate and the Trustee hereby agree as follows:

          1     Defined Terms. All terms defined in the Amended and Restated
Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          2     Conveyance. By execution of this Agreement, DCWR does hereby sell, transfer, assign and otherwise convey all, but not less than all, of its right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, the Amended and Restated

Pooling and Servicing Agreement, the Related Documents and the Trust Documents, and its obligations, as Seller thereunder, to the Designated Affiliate.

          3     Records. The Designated Affiliate agrees, at its own expense, on or prior to the Assumption Date, to indicate in its computer files and to cause DCWR and DCS to indicate in their computer files that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Designated Affiliate in accordance with the Receivables Purchase Agreement and sold to the Trust pursuant to the Amended and Restated Pooling and Servicing Agreement for the benefit of the Certificateholders and the other Beneficiaries.

          4     Assumption of Duties. (a) DCWR hereby agrees that prior to the date of this Agreement it shall be bound by all the provisions and requirements of and assume all of the responsibilities under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents, applicable to DCWR. The Designated Affiliate hereby agrees that on and after the date of this Agreement it shall be bound by all the provisions and requirements of and assume the performance of every covenant and obligation and all of the responsibilities and duties under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents applicable to DCWR.

          (b) In connection with such assumption, the Designated Affiliate agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to (i) the Receivables now existing and created on or after the Assumption Date in the Accounts (which may be a single financing statement with respect to all such Receivables) for the sale of chattel paper (as defined in Section 9-102 of the UCC as in effect in any state where DCWR's, the Designated Affiliate's or the Servicer's chief executive offices or books and records relating to the Receivables are located) and (ii) all other Trust Assets as defined in Section
2.01 of the Amended and Restated Pooling and Servicing Agreement now existing and created on or after the Assumption Date, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale, transfer and assignment of such Receivables and other Trust Assets to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing, confirmed within 24 hours in writing) to the Trustee on or prior to the Assumption Date.

          5     Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of such assignment and assumption.

          The foregoing assignment and assumption does not constitute, and is not intended to result in the creation or an assumption by the Trust, the Trustee or any Beneficiary of any obligation of the Servicer, DCS, the Seller, DaimlerChrysler, DaimlerChrysler, the Designated Affiliate of any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          6     Representations and Warranties of the Designated Affiliate and
DCWR. In addition to the representations and warranties deemed to have been made by the Designated Affiliate in respect of the Accounts and Receivables thereunder pursuant to Section 7.04(c) of the Amended and Restated Pooling and Servicing Agreement, the Designated Affiliate and DCWR hereby also represent and warrant to the Trust as of the Assumption Date:

          (a) Legal, Valid and Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Designated Affiliate and DCWR, enforceable against the Designated Affiliate and DCWR in accordance with its terms;

          (b) Insolvency. Neither the Designated Affiliate nor DCWR is insolvent; and, after giving effect to the transactions contemplated by this Agreement, neither the Designated Affiliate nor DCWR will be insolvent; and

          (c) Ownership Interest. The ownership interest of the Trustee in the Receivables and other Trust Assets continues to remain in full force and effect and has not been interrupted or impaired by the signing of this Agreement and such ownership interest remains prior to all others except as set forth in the Amended and Restated Pooling and Servicing Agreement.

          7     Conditions Precedent. The acceptance of the Trustee set forth in
Section 5 is subject to the satisfaction, on or prior to the Assumption Date, of the conditions precedent referred to in Section 7.04(b) of the Amended and Restated Pooling and Servicing Agreement and of the following additional conditions precedent:

          (a) DCWR shall have transferred the CARCO Certificate to the Designated Affiliate as set forth in Section 7.04(c) of the Amended and Restated Pooling and Servicing Agreement.

          (b) The payment of any other consideration has been completed as certified by the Designated Affiliate to the Trustee.

          (c) The Designated Affiliate shall have delivered to the Trustee an Officer's Certificate, dated the date of this Agreement, in which an officer of the Designated Affiliate shall state that, to the best of his knowledge after reasonable investigation, the representations and warranties of the Designated Affiliate in its capacities as Seller under Section 2.03 and
Section 2.04 of the Amended and Restated Pooling and Servicing Agreement are true and correct.

          (d) DCWR shall have delivered to the Trustee an Opinion of Counsel dated the Assumption Date in the form attached hereto as Exhibit A.

          8     Amended and Restated Pooling and Servicing Agreement. The
Designated Affiliate, DCWR and the Trustee hereby agree that from and after the Assumption Date the terms "Seller" and "DCWR" (other than "CARCO Certificate") in the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents shall refer to the Designated Affiliate. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents applicable to DCWR shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and, except as expressly provided herein, the execution and delivery of this Agreement by the Trustee shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents.

          9     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          10    Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                      DAIMLERCHRYSLER WHOLESALE
                                      RECEIVABLES LLC,


                                      By: _____________________________________
                                          Name:
                                          Title:

                                                              EXHIBIT A TO AAA

                          FORM OF OPINION OF COUNSEL

          DCWR has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority (limited liability company and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Assignment and Assumption Agreement.

          The Designated Affiliate has been duly formed and is validly existing as a [ ] in good standing under the laws of the State of [__________], with full power and authority ([ ] and other) to own its properties and conduct its business, as presently conducted by it and as proposed to be conducted by it, and to enter into and perform its obligations under the Assignment and Assumption Agreement and to assume and to perform the obligations of CARCO under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents.

          The Designated Affiliate is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the failure to qualify or to obtain such licenses or approvals would render any Receivable unenforceable by the Designated Affiliate or the Trustee on behalf of any Certificateholder.

          The Assignment and Assumption Agreement has been duly authorized, executed and delivered by DCWR, and is a legal, valid and binding obligation of DCWR enforceable against DCWR in accordance with its terms, except (y) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (z) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          The Assignment and Assumption Agreement has been duly authorized, executed and delivered by the Designated Affiliate, and the Assignment and Assumption Agreement, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents are the legal, valid and binding obligations of the Designated Affiliate. The Assignment and Assumption Agreement is enforceable against the Designated Affiliate in accordance with its terms, except (y) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (z) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Neither the sale, transfer, assignment and conveyance by DCWR of DCWR's right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents or its obligations as Seller thereunder to the Designated Affiliate, nor the consummation of any other transaction contemplated in the Assignment and Assumption

Agreement, nor the execution and delivery of the Assignment and Assumption Agreement by DCWR, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the limited liability company agreement of DCWR or DCS, or of any indenture or other agreement or instrument to which DCWR or DCS is a party or by which any of them is bound, or result in a violation of, or contravene the terms of any statute, order or regulation applicable to DCWR or DCS of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of them.

          Neither the execution and delivery of the Assignment and Assumption Agreement by the Designated Affiliate, nor the assumption of the obligations of DCWR as Seller under the Amended and Restated Pooling and Servicing Agreement, the Related Documents or the Trust Documents, nor the consummation of any other transaction contemplated in the Assignment and Assumption Agreement, nor the fulfillment of the terms of the Amended and Restated Pooling and Servicing Agreement, the Related Documents or the Trust Documents by the Designated Affiliate, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the [constituent documents] of the Designated Affiliate, or of any indenture or other agreement or instrument to which the Designated Affiliate is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation applicable to the Designated Affiliate of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

          There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Assignment and Assumption Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Assignment and Assumption Agreement or the execution and delivery thereof, or (3) that might materially and adversely affect the performance by DCWR or the Designated Affiliate of its obligations under, or the validity or enforceability of, the Assignment and Assumption Agreement, the Amended and Restated Pooling and Servicing Agreement, the Related Documents or the Trust Documents.

          No consent, approval, authorization or order of, or notice to or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Assignment and Assumption Agreement, except the filing of amendments to UCC financing statements to reflect the change of the "Seller" described in such financing statements to the Designated Affiliate.

                                  Schedule 1

                               List of Accounts

                     [Original list delivered to Trustee]

                         [Deemed to be incorporated.]







                                     Sch-1

                                  Schedule 2

                   Identification of the Collection Account




                                     Sch-2